                                                                   EXHIBIT 10.19


================================================================================


                           ASSET EXCHANGE AGREEMENT

                                 BY AND AMONG

            HERITAGE CABLEVISION OF SOUTH EAST MASSACHUSETTS, INC.
        HERITAGE CABLEVUE, INC., TCI CABLEVISION OF ST. BERNARD, INC.,
              TCI OF COUNCIL BLUFFS, INC., TCI OF VIRGINIA, INC.,
                UA-COLUMBIA CABLEVISION OF MASSACHUSETTS, INC.,
                UNITED CABLE TELEVISION OF SARPY COUNTY, INC.,
                 UNITED CABLE TELEVISION OF SCOTTSDALE, INC.,
                                      AND
                      TCI AMERICAN CABLE HOLDINGS, L.P.,

                                      AND

                                 COXCOM, INC.

                                     DATED

                               DECEMBER 31, 1996

================================================================================

                               TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
1.   Definitions......................................................................................     1
     1.1.   Additional System Agreement...............................................................     2
     1.2.   Additional System Closing Date............................................................     2
     1.3.   Affiliate.................................................................................     2
     1.4.   Annualized Cash Flow......................................................................     2
     1.5.   Assets....................................................................................     2
     1.6.   Basic Cable Service.......................................................................     2
     1.7.   Business Day..............................................................................     2
     1.8.   Cable Act.................................................................................     2
     1.9.   Closing...................................................................................     2
     1.10.  Communications Act........................................................................     3
     1.11.  Compensation Arrangement..................................................................     3
     1.12.  Contracts.................................................................................     3
     1.13.  Contribution..............................................................................     3
     1.14.  Cox.......................................................................................     3
     1.15.  CPST or Cable Programming Services Tier...................................................     3
     1.16.  Employee Plan.............................................................................     3
     1.17.  Encumbrance...............................................................................     4
     1.18.  Environmental Law.........................................................................     4
     1.19.  Equivalent Billing Unit...................................................................     4
     1.20.  ERISA.....................................................................................     5
     1.21.  FAA.......................................................................................     5
     1.22.  FCC.......................................................................................     5
     1.23.  Franchises................................................................................     5
     1.24.  GAAP......................................................................................     5
     1.25.  Governmental Authority....................................................................     5
     1.26.  Governmental Permits......................................................................     5
     1.27.  Hazardous Substances......................................................................     5
     1.28.  HSR Act...................................................................................     6
     1.29.  Intangibles...............................................................................     6
     1.30.  Legal Requirement.........................................................................     6
     1.31.  Material Adverse Effect...................................................................     6
     1.32.  Multiemployer Plan........................................................................     6
     1.33.  Permitted Encumbrances....................................................................     6
     1.34.  Person....................................................................................     7
     1.35.  Quad Cities Rebuild.......................................................................     7
     1.36.  Quarterly Cash Flow.......................................................................     7
     1.37.  Real Property.............................................................................     7
     1.38.  Required Consents.........................................................................     7

     1.39.  Service Areas.............................................................................     7
     1.40.  System or Systems.........................................................................     8
     1.41.  System Material Adverse Effect............................................................     8
     1.42.  Tangible Personal Property................................................................     8
     1.43.  TCI.......................................................................................     8
     1.44.  Other Definitions.........................................................................     8

2.   Exchange of Assets...............................................................................     9
     2.1.   Exchange..................................................................................     9
     2.2.   Inclusion of Assets.......................................................................     9
     2.3.   Value of Exchanged Assets.................................................................     9

3.   Additional Consideration.........................................................................    10
     3.1.   Valuation Differential....................................................................    10
     3.2.   Adjustments to Cash Consideration.........................................................    10
     3.3.   Determination of Adjustments to Cash Consideration........................................    12
     3.4.   Additional System Adjustments.............................................................    13

4.   Assumed Liabilities and Excluded Assets..........................................................    14
     4.1.   Assignment and Assumption.................................................................    14
     4.2.   Excluded Assets...........................................................................    14

5.   Representations and Warranties of TCI Subsidiaries and TCI, L.P..................................    16
     5.1.   Organization, Standing and Authority......................................................    16
     5.2.   Authorization and Binding Obligation......................................................    16
     5.3.   No Consents; Absence of Conflicting Agreements............................................    17
     5.4.   Governmental Permits......................................................................    17
     5.5.   Real Property.............................................................................    18
     5.6.   Tangible Personal Property................................................................    19
     5.7.   Contracts.................................................................................    19
     5.8.   Complete System...........................................................................    20
     5.9.   Trademarks, Trade Names and Copyrights....................................................    20
     5.10.  Information on TCI Systems................................................................    21
     5.11.  Financial Statements......................................................................    22
     5.12.  Employee Benefit Plans....................................................................    22
     5.13.  Labor Relations...........................................................................    23
     5.14.  Tax Returns; Other Reports................................................................    23
     5.15.  Claims and Legal Actions..................................................................    24
     5.16.  Environmental Matters.....................................................................    24
     5.17.  Compliance with Laws......................................................................    25
     5.18.  Conduct of Business in Ordinary Course....................................................    25
     5.19.  FCC and Copyright Compliance..............................................................    25

     5.20.  Accounts Receivable.......................................................................    27
     5.21.  Competitive Activity......................................................................    27
     5.22.  Cure......................................................................................    27

6.   Representations and Warranties of Cox............................................................    27
     6.1.   Organization, Standing and Authority......................................................    27
     6.2.   Authorization and Binding Obligation......................................................    28
     6.3.   No Consents; Absence of Conflicting Agreements............................................    28
     6.4.   Governmental Permits......................................................................    29
     6.5.   Real Property.............................................................................    29
     6.6.   Tangible Personal Property................................................................    30
     6.7.   Contracts.................................................................................    31
     6.8.   Complete System...........................................................................    31
     6.9.   Trademarks, Trade Names and Copyrights....................................................    31
     6.10.  Information on Cox Systems................................................................    32
     6.11.  Financial Statements......................................................................    33
     6.12.  Employee Benefit Plans....................................................................    33
     6.13.  Labor Relations...........................................................................    34
     6.14.  Tax Returns; Other Reports................................................................    34
     6.15.  Claims and Legal Actions..................................................................    35
     6.16.  Environmental Matters.....................................................................    35
     6.17.  Compliance with Laws......................................................................    36
     6.18.  Conduct of Business in Ordinary Course....................................................    36
     6.19.  FCC and Copyright Compliance..............................................................    36
     6.20.  Accounts Receivable.......................................................................    38
     6.21.  Competitive Activity......................................................................    38
     6.22.  Cure......................................................................................    38
     6.23.  Additional System(s)......................................................................    38

7.   Pre-Closing Covenants............................................................................    38
     7.1.   Access to Premises and Records............................................................    38
     7.2.   Continuity and Maintenance of Operations..................................................    39
     7.3.   Employee Benefit Matters..................................................................    41
     7.4.   Broker's Fees.............................................................................    42
     7.5.   Required Consents and Estoppel Certificates...............................................    42
     7.6.   Title Commitments and Surveys.............................................................    44
     7.7.   Environmental Investigations..............................................................    44
     7.8.   HSR Notification..........................................................................    45
     7.9.   No Shop...................................................................................    46
     7.10.  Notification of Certain Matters...........................................................    46
     7.11.  Risk of Loss; Condemnation................................................................    46
     7.12.  Lien and Judgment Searches................................................................    47

     7.13.  Transfer Taxes, Fees and Expenses.........................................................    47
     7.14.  Noncompetition; Nonsolicitation...........................................................    47
     7.15.  Cooperation; Satisfaction of Conditions...................................................    47
     7.16.  Confidentiality...........................................................................    48
     7.17.  Publicity.................................................................................    48
     7.18.  Billing Services..........................................................................    48
     7.19.  Delivery of Financial Information.........................................................    49
     7.20.  Capital Expenditures......................................................................    49
     7.21.  Franchise Renewals........................................................................    49
     7.22.  Use of Transferor's Name..................................................................    49
     7.23.  Completion of the Contribution............................................................    50
     7.24.  Certain Post-Closing Covenants............................................................    50
     7.25.  Updated Schedules.........................................................................    50
     7.26.  Leased Vehicles...........................................................................    50
     7.27.  DCR/DMX...................................................................................    50
     7.28.  Additional System(s)......................................................................    51
     7.29.  Interim Financial Statements..............................................................    51
     7.30.  Iowa Microwave Interconnect...............................................................    51

8.   Closing..........................................................................................    52

9.   Conditions to Closing............................................................................    52
     9.1.   Conditions to the Obligations of Transferee and Transferor................................    52
     9.2.   Conditions to the Obligations of Transferee...............................................    52
     9.3.   Conditions to Obligations of Transferor...................................................    55
     9.4.   Waiver of Conditions......................................................................    55

10.  Primary and Secondary Transfers..................................................................    55
     10.1.  Primary Transfer..........................................................................    55
     10.2.  Subsequent Transfers......................................................................    56
     10.3.  Management Agreements.....................................................................    56
     10.4.  Construction..............................................................................    56
     10.5.  Cash Consideration........................................................................    56
     10.6.  Termination of Management Agreement or Revocation of Retained Franchise...................    57

11.  Termination......................................................................................    57
     11.1.  Events of Termination.....................................................................    57
     11.2.  Liabilities in Event of Termination.......................................................    57
     11.3.  Procedure Upon Termination................................................................    57

12.  Survival; Indemnification........................................................................    57
     12.1.  Survival of Representations and Warranties................................................    57

     12.2.  Indemnification by Transferor.............................................................    58
     12.3.  Indemnification by Transferee.............................................................    59
     12.4.  Procedure for Indemnification.............................................................    59
     12.5.  Limitations on Liability..................................................................    60
     12.6.  Special Indemnification relating to the Additional System(s)..............................    61
     12.7.  Release of TCI Subsidiaries...............................................................    61

13.  Miscellaneous....................................................................................    61
     13.1.  Parties Obligated and Benefitted..........................................................    61
     13.2.  Notices...................................................................................    61
     13.3.  Right to Specific Performance; Remedies...................................................    62
     13.4.  Waiver....................................................................................    63
     13.5.  Captions..................................................................................    63
     13.6.  Choice of Law.............................................................................    63
     13.7.  Terms.....................................................................................    63
     13.8.  Rights Cumulative.........................................................................    63
     13.9.  Further Actions...........................................................................    63
     13.10. Time of the Essence.......................................................................    63
     13.11. Late Payments.............................................................................    63
     13.12. Counterparts..............................................................................    64
     13.13. Entire Agreement..........................................................................    64
     13.14. Severability..............................................................................    64
     13.15. Construction..............................................................................    64

                        LIST OF EXHIBITS AND SCHEDULES

EXHIBITS
--------

A    List of TCI Systems and Franchises Related to the TCI Systems
B    List of Cox Systems and Franchises Related to the Cox Systems
C    Excluded Assets
D    Form of Noncompetition and Nonsolicitation Agreement
E    Form of Opinion of TCI's General Counsel
F    Form of Opinion of Counsel for Cox
G    Form of Assumption Agreement
H    Form of Management Agreement

SCHEDULES
---------

1.17      Combined Basic Cable Service and CPST Rates for EBU Calculation
1.31A     TCI Contested Taxes and Assessments
1.31B     Cox Contested Taxes and Assessments
3.2.6     Capital Expenditures
3.2.7     Equivalent Billing Unit Information for Closing Adjustments

5.1       TCI Incorporation and Joint Ventures
5.3       TCI Required Consents
5.4       TCI Governmental Permits
5.5       TCI Real Property
5.6       TCI Tangible Personal Property
5.7       TCI Contracts
5.9       TCI Trademarks, Trade Names and Copyrights
5.10.1    TCI System Information
5.10.3    TCI Rate Information
5.10.4    TCI Channel Line-up Information
5.10.5    TCI Access Issues
5.10.6    TCI Bonds, Surety Instruments and Letters of Credit
5.10.7    TCI MDS, MMDS or SMATV Operations
5.11      TCI Financial Statements
5.12      TCI Employee Benefit Plans
5.13      TCI Employees
5.14      TCI Tax Matters
5.15      TCI Litigation
5.16      TCI Environmental Matters
5.17      TCI Notice of Noncompliance
5.18      TCI Exceptions to Conduct of Business in Ordinary Course
5.19      TCI FCC Compliance
5.21      TCI Competition

6.1       Cox Incorporation and Joint Ventures
6.3       Cox Required Consents
6.4       Cox Governmental Permits
6.5       Cox Real Property
6.6       Cox Tangible Personal Property
6.7       Cox Contracts
6.9       Cox Trademarks, Trade Names and Copyrights
6.10.1    Cox System Information
6.10.3    Cox Rate Information
6.10.4    Cox Channel Line-up Information
6.10.5    Cox Access Issues
6.10.6    Cox Bonds, Surety Instruments and Letters of Credit
6.10.7    Cox MDS, MMDS or SMATV Operations
6.11      Cox Financial Statements
6.12      Cox Employee Benefit Plans
6.13      Cox Employees
6.14      Cox Tax Matters
6.15      Cox Litigation
6.16      Cox Environmental Matters
6.17      Cox Notice of Noncompliance
6.18      Cox Exceptions to Conduct of Business in Ordinary Course
6.19      Cox FCC Compliance
6.21      Cox Competition

7.2A      TCI Exceptions to Operations in Ordinary Course
7.2B      Cox Exceptions to Operations in Ordinary Course
9.2.6     Aggregate Minimum Number of Equivalent Billing Units

                           ASSET EXCHANGE AGREEMENT
                           ------------------------

     This Asset Exchange Agreement (this "Agreement") is dated this 31st day of December, 1996, by and among Heritage Cablevision of South East Massachusetts, Inc., a Massachusetts corporation, Heritage Cablevue, Inc., a Delaware corporation, TCI Cablevision of St. Bernard, Inc., a Louisiana corporation, TCI of Council Bluffs, Inc., an Iowa corporation, TCI of Virginia, Inc., a Virginia corporation, UA-Columbia Cablevision of Massachusetts, Inc., a Massachusetts corporation, United Cable Television of Sarpy County, Inc., a Nebraska corporation, United Cable Television of Scottsdale, Inc., an Arizona corporation, (each individually a "TCI Subsidiary" and collectively, the "TCI Subsidiaries") and TCI American Cable Holdings, L.P., a Colorado Limited Partnership ("TCI, L.P."), and CoxCom, Inc., a Delaware corporation. Capitalized terms used herein shall have the meaning set forth in Section 1 below or as otherwise defined herein.

                                   RECITALS
                                   --------

     A.   The TCI Subsidiaries listed on Exhibit A own and operate the cable
                                         ---------
television systems (the "TCI Systems") listed on Exhibit A, providing cable
                                                 ---------
television service to customers pursuant to the Franchises (as defined below) listed opposite each such system on Exhibit A.
                                    ---------

     B. Cox owns and operates cable television systems (the "Cox Systems") listed on Exhibit B, each providing cable television service to customers
          ---------
pursuant to the Franchises (as defined below) listed opposite each such system on Exhibit B.
   ---------

     C. Prior to Closing, the TCI Subsidiaries will contribute the TCI Assets to TCI, L.P..

     D. TCI, L.P., and Cox desire to exchange on the Closing Date the assets of the TCI Systems and the assets of the Cox Systems in a transaction intended to qualify as a tax-free exchange of like-kind assets pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), on the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

     In consideration of the above recitals and the mutual agreements stated in this Agreement, the parties agree as follows:

     1.   Definitions.  All defined terms in this Agreement apply equally to
          -----------
both the TCI Subsidiaries and Cox. When it is the parties' intent to limit the scope of any defined term solely to one party, such intent is indicated by referring specifically to one party or the other (and in such instances "TCI Subsidiaries" may be shortened to "TCI"), e.g., "TCI Service Area" or "Cox
                                          - -
Assets." The term "Transferor" shall refer equally to TCI, L.P., and Cox insofar as the term refers to such party in its capacity of transferring assets to the other party. The term "Transferee" shall refer equally to TCI, L.P. and Cox insofar as the term refers to such party in its capacity of receiving assets from the other party. Wherever practicable and appropriate, all disclosures on Exhibits and Schedules contemplated by this Agreement shall be specified on a System by System basis.

          1.1.  Additional System Agreement.  The asset purchase agreement
                ---------------------------
pursuant to which the Additional System(s) is purchased.

          1.2.  Additional System Closing Date. The closing date of the purchase
                ------------------------------
of the Additional System(s) pursuant to the Additional System Agreement.

          1.3.  Affiliate.  With respect to any Person, any other Person
                ---------
controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          1.4.  Annualized Cash Flow.  The Quarterly Cash Flow for the calendar
                --------------------
quarter immediately preceding the date of delivery of the Cash Flow Certificate, multiplied by four.

          1.5.  Assets.  All properties, privileges, rights, interests and
                ------
claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held or used principally in the cable television business activities conducted by the TCI Subsidiaries or Cox, as applicable through the Systems in and around the Service Areas, in which the TCI Subsidiaries or Cox as applicable, have any right, title or interest or in which they acquire any right, title or interest on or before the Closing Date, including Real Property, Tangible Personal Property, Governmental Permits, Contracts, Intangibles and accounts receivable, but excluding any Excluded Assets. Notwithstanding the foregoing, if the Additional System is acquired on or prior to the Closing Date or, if the Additional System is identified within 45 days after the Closing Date and the Additional System Closing Date occurs on or before the Outside Additional System Closing Date, then the Additional System shall be deemed to be a Cox System and the assets of such Additional System shall be "Cox Assets," subject to the express limitations contained herein.

          1.6.  Basic Cable Service.  The tier of cable television service which
                -------------------
includes the retransmission of local broadcast signals as defined by the Cable Act.

          1.7.  Business Day.  Any day other than Saturday, Sunday or a day on
                ------------
which banking institutions in New York, New York or Denver, Colorado are required or authorized to be closed.

          1.8.  Cable Act.   The Cable Communications Policy Act of 1984 as
                ---------
amended by the Cable Television Consumer Protection and Competition Act of 1992, as may be further amended, and the rules and regulations thereunder, as in effect from time to time.

          1.9.  Closing. The consummation of the transactions contemplated by
                -------
this Agreement, as described in Section 8, the date of which is referred to as the "Closing Date."

          1.10. Communications Act.  The Communications Act of 1934, as amended,
                ------------------
and the rules and regulations thereunder, as in effect from time to time.

          1.11. Compensation Arrangement.  Any plan or compensation arrangement
                ------------------------
other than an Employee Plan or a Multiemployer Plan, whether written or unwritten, which provides to employees of any of the TCI Subsidiaries or of Cox, as applicable, or any entity related thereto (under the terms of Sections 414(b), (c), (m) or (o) of the Code) any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, including, but not limited to, any bonus (including any bonus given to motivate employees to work for any of TCI Subsidiaries or of Cox, as applicable, through Closing), incentive plan, stock rights plan, deferred compensation arrangement, stock purchase plan, severance pay plan and any other perquisites and employee fringe benefit plan.

          1.12. Contracts.  All pole attachment and conduit agreements, personal
                ---------
property leases, wire-crossing agreements, subscriber agreements (including multi-dwelling unit and commercial agreements), maintenance agreements, retransmission consent agreements and other agreements, written or oral (including any amendments and other modifications thereto) to which any of the TCI Subsidiaries or Cox, as applicable, is a party and that relate to the Assets or the business and operations of the Systems (other than the Governmental Permits, programming agreements, agreements constituting Real Property and any contracts listed on Exhibit C), and that are (i) in effect on the date hereof or
(ii) entered into by the TCI Subsidiaries or Cox, as applicable, in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date.

          1.13. Contribution.  The contribution by the TCI Subsidiaries of the
                ------------
TCI Assets to TCI, L.P.

          1.14. Cox.  CoxCom, Inc. and those corporations to whom it is the
                ---
successor in interest by merger.

          1.15. CPST or Cable Programming Services Tier.  The tier of cable
                ---------------------------------------
television service immediately above Basic Cable Service offered by a System providing for a package of programming that includes satellite-delivered services.

          1.16. Employee Plan. Any pension, retirement, profit-sharing, deferred
                -------------
compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in
Section 3(3) of ERISA (other than a Multiemployer Plan) to which any of the TCI Subsidiaries or Cox, as applicable, or any entity related thereto (under the terms of Sections 414(b), (c), (m) or (o) of the Code) contributes or which any of the TCI Subsidiaries or Cox, as applicable, or any entity related thereto (under the terms of Sections 414(b), (c), (m) or (o) of the Code) sponsors or maintains or by which Transferor or any such entity related to Transferor is otherwise bound.

          1.17. Encumbrance.  Any mortgage, lien, security interest, security
                -----------
agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

          1.18. Environmental Law. Any Legal Requirement pertaining to land use,
                -----------------
air, soil, surface water, groundwater (including protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: (i) Clean Air Act (42 U.S.C. (S) 7401, et seq.), (ii) Clean Water Act (33 U.S.C. (S) 1251, et seq.), (iii) Resource
-- ---                                              -- ---
Conservation and Recovery Act (42 U.S.C. (S) 6901, et seq.), (iv) Comprehensive
                                                   -- ---
Environmental Response Compensation Liability Act, as amended (42 U.S.C. (S) 9601, et seq.) ("CERCLA"), (v) Safe Drinking Water Act (42 U.S.C. (S) 300f, et
      -- ---                                                                --
seq.), (vi) Toxic Substance Control Act (15 U.S.C. (S) 2601, et seq.), (vii)
---                                                          -- ---
Rivers and Harbors Act (33 U.S.C. (S) 401, et seq.), (viii) Endangered Species
                                           -- ---
Act (16 U.S.C. (S) 1531, et seq.), and (ix) Occupational Safety and Health Act
                         -- ---
(29 U.S.C. (S) 651, et seq.), together with any other applicable federal, state
                    -- ---
or local laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, ground water, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

          1.19. Equivalent Billing Unit.  An active customer for Basic Cable
                -----------------------
Service either in a single household, a commercial establishment or in a multi-unit dwelling (including a hotel unit); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtain service on a "bulk-rate" basis shall be determined on a System by System basis by dividing the gross bulk-rate billings for both (i) Basic Cable Service and
(ii) CPST (but not billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental, new product tier or from any outlet or connection other than such customer's first or from any pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like) attributable to such multi-unit dwelling or commercial establishment during the most recent billing period ended prior to the date of calculation (but excluding billings in excess of a single month's charge) by the retail rate charged during that billing period to individual households for combined Basic Cable Service and CPST offered by a System, such rate as of the date of this Agreement being the rate for such System set forth on SCHEDULE 1.17 (excluding a la carte tiers or premium services, installation or other non-recurring charges, converter rental, new product tier or from any outlet or connection other than the first or from any pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like). For purposes of this definition, an "active customer" shall mean any person, commercial establishment or multi-unit dwelling at any given time that is paying for and receiving Basic Cable Service from the System who has an account that is not more than 60 days past due (except for past due amounts of $5 or less, provided such account is otherwise current). For purposes of this definition, an "active customer" does not include any person, commercial establishment or multi-unit dwelling that as of the date of calculation has not paid in full the charges for at least one month of the services ordered. For purposes of this definition, the number of days past due of a customer account shall be determined from the first day of the period for which the applicable billing relates.

          1.20. ERISA.  The Employee Retirement Income Security Act of 1974, as
                -----
amended, and the rules and regulations thereunder, as in effect from time to time.

          1.21. FAA.  The Federal Aviation Administration.
                ---

          1.22. FCC.  The Federal Communications Commission.
                ---

          1.23. Franchises.  All franchise agreements, franchise applications,
                ----------
operating permits and similar governing agreements, instruments, resolutions, statutes, ordinances, approvals, authorizations, and similar rights obtained from any Governmental Authority which are necessary or required in order to operate the TCI Systems or the Cox Systems, as applicable, and provide cable television services thereto, including all amendments thereto and renewals or modifications thereof, as listed on SCHEDULE 5.4 (TCI SYSTEMS) and SCHEDULE 6.4 (COX SYSTEMS).

          1.24. GAAP. Generally accepted accounting principles as in effect from
                ----
time to time in the United States of America.

          1.25. Governmental Authority.  (i) The United States of America, (ii)
                ----------------------
any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like) or (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

          1.26. Governmental Permits.  All Franchises and all other approvals,
                --------------------
authorizations, permits, licenses (including without limitation domestic satellite earth station and business radio), registrations, qualifications, leases, variances and similar rights obtained from any Governmental Authority authorizing, permitting or governing the provision of cable television services or otherwise required for the ownership of the TCI Systems or the Cox Systems, as applicable, as described on SCHEDULE 5.4 (TCI SYSTEMS) or SCHEDULE 6.4 (COX SYSTEMS) but excluding any Excluded Assets.

          1.27. Hazardous Substances.  Any pollutant, contaminant, hazardous or
                --------------------
toxic substance, material, constituent or waste or any pollutant that is labeled or regulated as such terms are defined in any Environmental Law or that is labeled or regulated as such by any Governmental Authority including, without limitation, asbestos and asbestos-containing materials and any material or substance that is: (i) designated as a "hazardous substance" pursuant to
Section 307 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. (S) 1317), (ii) defined as a "hazardous waste" pursuant to
-- ---
Section 1004 of the Federal Solid Waste Disposal Act, 42 U.S.C. Section 6901, et
                                                                              --
seq. (42 U.S.C. (S) 6903), (iii) defined as a "hazardous substance" pursuant to
---
Section 101 of CERCLA or (iv) is so designated or defined under any other applicable Legal Requirements.

          1.28. HSR Act.  The Hart-Scott-Rodino Antitrust Improvements Act of
                -------
1976, as amended, and the rules and regulations thereunder, as in effect from time to time.

          1.29. Intangibles.  All intangible assets owned, used primarily, or
                -----------
held for use primarily in the business or operations of the Systems, including trade secrets, proprietary information and technical information and data, however embodied (e.g., in the form of subscriber lists, records, customer polls and surveys, maps, computer disks and tapes, plans, diagrams, blue prints and schematics, or contained in filings with the Governmental Authorities and the FCC relating to the System, or in books and records relating to the business or operations of the Systems (subject to Section 4.2.3)), rights or claims under Tangible Personal Property warranties, copyrights and going concern value, if any, but excluding any Excluded Assets.

          1.30. Legal Requirement.  Any statute, ordinance, code, law, rule,
                -----------------
regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

          1.31. Material Adverse Effect.  A material adverse effect on the
                -----------------------
aggregate operations, assets or financial condition of the TCI Systems or the Cox Systems, as applicable, taken as a whole, other than matters affecting the cable television industry generally (including without limitation legislative, regulatory or litigation matters) and matters relating to or arising from national economic conditions (including financial and capital markets).

          1.32. Multiemployer Plan.  A plan, as defined in ERISA Sections 3(37)
                ------------------
or 4001(a)(3), to which the TCI Subsidiaries or Cox, as applicable, or any trade or business which would be considered a single employer with them under Section 4001(b)(1) of ERISA contributed, contributes or is required to contribute.

          1.33. Permitted Encumbrances.  The following Encumbrances: (i)
                ----------------------
statutory landlord's liens and liens for current taxes, assessments and governmental charges not yet due and payable (or being contested in good faith all of which are listed in SCHEDULES 1.31A (TCI) and 1.31B (Cox)), (ii) zoning laws and ordinances and similar Legal Requirements, (iii) statutory liens or other encumbrances that are minor or technical defects in title that individually or in the aggregate do not materially affect the value, marketability or utility of a given Asset as presently utilized, (iv) such liens, liabilities or encumbrances as are Assumed Liabilities; (v) leased interests and mortgagee interests in property owned by others and leased interests in property leased to others; (vi) rights reserved to any Governmental Authority to regulate the affected property and (vii) as to interests in Real Property, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title which are reflected in the public records and which do not individually or in the aggregate with respect to a given parcel of Real Property, materially interfere with the right or ability to own, use or operate the Real Property as presently utilized or to convey good and marketable title in fee simple to such Real Property, provided that "Permitted Encumbrances" will not include any Encumbrance which could prevent or inhibit in any material way the conduct of the business of the affected System, and provided further that classification of any Encumbrance as a Permitted Encumbrance under (i) above will not affect any responsibility Transferor may have for such Encumbrance, including pursuant to the adjustment and proration provisions of Article 3 and the indemnification provisions of Article 12.

          1.34. Person.  Any natural person, corporation, partnership, trust,
                ------
unincorporated organization, association, limited liability company, Governmental Authority or other entity.

          1.35. Quad Cities Rebuild.  The upgrade of the Quad Cities System to
                -------------------
achieve (i) all miles of distribution plant upgraded, spaced and activated to a capacity of 750 MHz, and (ii) capability for signals to be transmitted downstream between 50 MHz and 750 MHz.

          1.36. Quarterly Cash Flow.  For any calendar quarter, the net earnings
                -------------------
or net income attributable to the business of operating the Systems for such quarter, determined in accordance with GAAP, without taking into account any interest income or any nonrecurring items of income, gain or expense and before deduction of any amount on account of corporate overhead allocations, interest, income taxes, depreciation, amortization or other noncash charges, it being agreed that Quarterly Cash Flow shall be calculated in a manner consistent with that used by the party for whom the determination is made in the preparation of such party's Financial Statements.

          1.37. Real Property.  All assets consisting of realty, including
                -------------
appurtenances, improvements and fixtures located on such realty, and any other interests in real property, including fee interests in offices and headend sites as well as leasehold interests and easements, including without limitation those described on SCHEDULE 5.5 (TCI Systems) or SCHEDULE 6.5 (Cox Systems), plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date, but excluding any right-of-way, easement or access agreements pursuant to which the TCI Subsidiaries or Cox, as applicable, have access to multiple dwelling units or commercial establishments (all of which shall be treated as Contracts for purposes of this Agreement) and any Excluded Assets.

          1.38. Required Consents.  All Franchises, licenses, authorizations,
                -----------------
approvals and consents required under Governmental Permits, Contracts or otherwise for (i) Transferor to transfer the Assets and the business and operations of the Systems to Transferee, (ii) Transferee to conduct the business and operations of the Systems and to own, lease, use and operate the Assets at the places and in the manner in which the business or operations of the Systems is conducted as of the date of this Agreement and on the Closing Date and (iii) Transferee to assume and perform the Governmental Permits and Contracts in accordance with the terms hereof.

          1.39. Service Areas.  When used in reference to TCI, the term "Service
                -------------
Areas" shall mean the areas in which the TCI Subsidiaries operate their cable television business in and around the areas described in the Franchises listed on Exhibit A. When used in reference to Cox, the term "Service Areas" shall
   ---------
mean the areas in which Cox operates its cable television business in and around the areas described in the Franchises listed on Exhibit B.
                                                ---------

          1.40. System or Systems. When used in the singular, the term refers to
                -----------------
a single TCI System or a single Cox System and when used in the plural, the term refers to all of the TCI Systems or all of the Cox Systems.

          1.41. System Material Adverse Effect. A material adverse effect on the
                ------------------------------
operations, assets or financial condition of an individual System to which the provision relates, other than matters affecting the cable television industry generally (including without limitation legislative, regulatory or litigation matters) and matters relating to or arising from national economic conditions (including financial and capital markets).

          1.42. Tangible Personal Property. All the machinery, equipment, tools,
                --------------------------
vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, supplies and other tangible personal property which are owned or leased by the TCI Subsidiaries or Cox, as applicable, and used primarily or held primarily for use as of the date hereof in the conduct of the business and operations of the Systems, plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date, but excluding any Excluded Assets.

          1.43. TCI  Collectively, TCI, L.P. and the TCI Subsidiaries.
                ---

          1.44. Other Definitions. The following terms are defined in the
                -----------------
 Sections indicated:

          Term                                                  Section
          ----                                                  -------
          Additional System Closing Date                        3.4.2
          Additional System Purchase Price                      3.4.1
          Additional System(s)                                  7.28.1
          Antitrust Division                                    7.8
          Assumed Liabilities                                   4.1
          Cash Consideration                                    3.1
          Cash Flow Certificate                                       7.24
          CERCLA                                                1.12
          Claimant                                              12.4.1
          Closing Date                                          1.6
          Code                                                  Recitals
          Copyright Act                                               5.19.3
          Cost of Service Election                              5.19.2
          Cox Easements                                         6.5
          Cox Employees                                         6.13
          Cox Financial Statements                              6.11
          Cox Related Agreements                                6.2
          Cox System Plans                                      6.12.1
          Cox Systems                                           Recitals
          Escrow                                                3.4.2
          Escrow Agent                                          3.4.2
          Escrow Amount                                         3.4.2
          Excluded Assets                                       4.2
          Final Report                                          3.3.2

          FTC                                                   7.8
          Indemnifying Party                                    12.4.1
          Management Agreement                                  10.3
          Noncompetition and
          Nonsolicitation Agreement                             7.14
          Outside Additional System Closing Date                3.4.2
          Preliminary Report                                    3.3.1
          Primary Transfer                                      10.1
          Prime Rate                                            13.11
          Retained Assets                                       10.1
          Retained Franchises                                   10.1
          Subsequent Transfer                                   10.2
          Survival Period                                       12.1
          Taking                                                7.11.2
          TCI Easements                                         5.5
          TCI Employees                                         5.13
          TCI Financial Statements                              5.11
          TCI Related Agreements                                5.2
          TCI Subsidiaries                                      Recitals
          TCI System Plans                                      5.12.1
          TCI Systems                                           Recitals
          Transferee                                            1
          Threshold Amount                                      12.5.1
          Transferor                                            1

     2.   Exchange of Assets.
          ------------------

          2.1.  Exchange. Subject to the terms and conditions set forth in this
                --------
Agreement, TCI and Cox agree to cause to be exchanged simultaneously at Closing the TCI Assets for the Cox Assets.

          2.2.  Inclusion of Assets.  With the exception of the Excluded Assets,
                -------------------
and except as otherwise specifically provided in this Agreement, all of the Assets are intended to be transferred, assigned and conveyed to Transferee, whether or not described in the Schedules.

          2.3.  Value of Exchanged Assets.  As permitted by Section 1031 of the
                -------------------------
Code and regulations promulgated thereunder, (i) the TCI Tangible Personal Property shall be exchanged for the Cox Tangible Personal Property, (ii) the TCI Real Property shall be exchanged for the Cox Real Property and (iii) the TCI Governmental Permits, Contracts and other Intangibles shall be exchanged for the
Cox Governmental Permits, Contracts and other Intangibles.   The parties shall
use their commercially reasonable efforts to determine and finalize the value of the TCI Assets and the Cox Assets (including separate valuations of the categories of assets included in the preceding sentence) not later than 90 days after the Closing Date. Once such valuations are mutually agreed to, TCI and Cox shall not take any position inconsistent with such valuation, will file all returns and reports with respect to the transaction contemplated by this Agreement, including all federal, state and local returns on a basis consistent with such valuations and each promptly shall give to the other notice of any disallowance of or challenge to such reporting by any taxing Governmental Authority.

     3.   Additional Consideration.
          ------------------------

          3.1.  Valuation Differential.  In order to equalize the value of the
                ----------------------
transaction for both TCI and Cox, in addition to the exchange of the Assets of the TCI Systems for the Assets of the Cox Systems as described in Section 2, at Closing at TCI's option either (i) Cox shall pay to TCI by wire transfer, in immediately available funds, $18,000,000, subject to adjustments as provided in Sections 3.2 and 3.3 (the "Cash Consideration"), or (ii) Cox shall acquire the Additional System(s) which shall be exchanged pursuant to Section 7.28 below.

          3.2.  Adjustments to Cash Consideration.
                ---------------------------------

                3.2.1. Appropriate adjustments on a pro rata basis as of the Closing Date will be made for all prepaid expenses other than inventory (but only to the extent the full benefit thereof will be realizable by Transferee within 12 months after the Closing Date), accrued vacation (only to the extent Transferee honors such accrual as set forth in Section 7.3.4 below), accrued expenses (including real and personal property taxes), prepaid income but exclusive of any unearned revenues from the Home Shopping Network, all as determined in accordance with GAAP consistently applied, and to reflect the principle that all expenses and income attributable to the business and operations of the Systems for the period prior to the Closing Date are for the account of Transferor, and all expenses and income attributable to the business and operations of the Systems for the period on and after the Closing Date are for the account of Transferee.

                3.2.2. All advance payments to, or funds of third parties on deposit with, Transferor as of the Closing Date, relating to the business and operations of the Systems, including advance payments by advertisers and advance payments and deposits by customers served by the Systems for converters, encoders, decoders, cable television service and related sales (including any accrued interest on such customer deposits), will be retained by Transferor, and Transferee shall receive a credit for assuming the obligations relating to such advance payments and deposits in an amount equal to such obligations.

                3.2.3. All deposits relating to the business and operations of the Systems that are held by third parties as of the Closing Date for the account of Transferor or as security for Transferor's performance of its obligations, including deposits on leases and deposits for utilities, will be credited to the account of Transferor in their full amounts and will become the property of Transferee; provided that no adjustment will be made for any deposits the full benefit of which for contractual or other reasons cannot be made available to Transferee within 12 months following the Closing Date.

                3.2.4. Transferor shall receive a credit for customer accounts receivable assigned to Transferee at Closing as follows: (i) 100% of the face amount of the customer accounts receivable which are outstanding 60 days or less from the first day of the period to which any outstanding bill for such account receivable relates, and
(ii) Transferor shall receive no credit for any customer accounts receivable (A) any portion of which is 61 days or more past due from the first date of the period to which any outstanding bill for such account receivable relates or (B) from customers whose accounts are inactive or whose service is pending disconnection for any reason as of the Closing Date.

          3.2.5. Transferor shall receive a credit for advertising accounts receivable assigned to Transferee at Closing as follows: (i) 100% of the face amount of the advertising accounts receivable which are outstanding 90 days or less from the invoice date, (ii) 80% of the face amount of all advertising accounts receivable which are outstanding more than 90 but fewer than 121 days from the invoice date. Transferor shall receive no credit for advertising accounts receivable which are outstanding more than 120 days from the invoice date. Notwithstanding the foregoing, Transferor shall receive a credit for advertising accounts receivable assigned to Transferee at Closing of 100% of the face amount of the advertising accounts receivable from national and regional representation accounts and from Sprint, regardless of the age thereof.

          3.2.6. Transferor shall receive a credit equal to the excess of the aggregate amount of its capital expenditures expended in accordance with the terms hereof for upgrading cable plant and converters and extending its cable plant in Transferor's Systems during the period between January 1, 1996 and Closing in excess of the amount budgeted for such purposes as described on
SCHEDULE 3.2.6, if Transferee requested such excess spending in writing pursuant to Section 7.20 or such excess spending was otherwise permitted pursuant to
Section 7.20, and Transferee shall receive a credit equal to the amount by which the aggregate amount of Transferor's capital expenditures utilized for upgrading cable plant and converters and extending its cable plant in Transferor's System during the same period is less than the amount budgeted for such purposes as described on SCHEDULE 3.2.6.

          3.2.7. Transferee shall receive a credit for an amount equal to the aggregate "Per-EBU Value" indicated on SCHEDULE 3.2.7 with respect to Transferor's Systems for each Equivalent Billing Unit less than the "Minimum Number of EBUs" indicated on SCHEDULE 3.2.7 with respect to Transferor's Systems, with the aggregate number of Equivalent Billing Units in Transferor's Systems (calculated by taking the average of the Equivalent Billing Units for the end of each of the thirteen months ending immediately prior to the Closing) being estimated as of Closing in Transferor's certificate delivered to Transferee in accordance with Section 9.2.12, and thereafter subject to post-Closing verification and adjustment under Section 3.3.2.

          3.2.8. The adjustments provided for in this Section 3.2 will be made without duplication. In addition, none of the adjustments provided for in this Section 3.2 will be made with respect to any Excluded Asset or with respect to any item of income or expense related to an Excluded Asset or the Additional System(s). The net amount of the adjustments, if any, provided for in this
Section 3.2 shall be treated as an adjustment to the Cash Consideration paid at Closing.

          3.3. Determination of Adjustments to Cash Consideration.  Preliminary
               --------------------------------------------------
and final adjustments to the Cash Consideration will be determined as follows:

               3.3.1. At least ten Business Days prior to the Closing, Transferor will deliver to Transferee a report with respect to Transferor's Systems (the "Preliminary Report"), certified as to completeness and accuracy by Transferor, showing in detail the preliminary determination of the adjustments referred to in Section 3.2, calculated in accordance with such Section as of the Closing Date (or as of any other date(s) agreed to by the parties) together with any documents substantiating the determination of the adjustments to the Cash Consideration proposed in the Preliminary Report. The Preliminary Report will include the number of subscribers for each of Transferor's Systems, a calculation of the number of Equivalent Billing Units and a schedule setting forth advance payments and deposits made to or by Transferor, as well as accounts receivable information relating to the Systems (showing sums due and their respective aging as of the Closing Date). The parties shall negotiate in good faith to resolve any dispute and to reach an agreement prior to the Closing Date on such estimated adjustments as of the Closing Date or thereafter in accordance with Section 3.3.2 and 3.3.3 below. The net adjustment shown in the Preliminary Reports, as adjusted by agreement of the parties will be reflected as an adjustment to the Cash Consideration payable at the Closing.

               3.3.2. Within 90 days after the Closing, Transferor will deliver to Transferee a report with respect to Transferor's Systems (the "Final Report"), similarly certified by Transferor, showing in detail the final determination of any adjustments which were not calculated as of the Closing Date and containing any corrections to the Preliminary Report, together with any documents substantiating the final calculation of the adjustments proposed in the Final Report. Transferee will provide Transferor with reasonable access to all records which Transferee has in its possession and which are necessary for Transferor to prepare the Final Report.

               3.3.3. Within 30 days after receipt of the Final Report, Transferee will give Transferor written notice of Transferee's objections, if any, to the other's Final Report. If there are no objections to the Final Reports, the net amount of any adjustments to the Cash Consideration paid at Closing reflected in the Final Reports shall be promptly paid by the appropriate party. If there are objections to either Final Report, the parties shall use good faith efforts to jointly resolve the objections within 30 days of Transferor's receipt of Transferee's written notice of objections, which resolution, if achieved, shall be binding upon both parties to this Agreement and not subject to dispute or review. If the parties cannot resolve the discrepancies to their mutual satisfaction within such 30-day period, the parties shall, within the following 10 days, jointly designate a national independent public accounting firm to be retained to review the Final Reports together with the notice(s) of objections and any other relevant documents. The parties agree that the foregoing independent public accounting firm shall not be one that is regularly engaged by either party. The cost of retaining such independent public accounting firm shall be borne equally by the parties. Such firm shall report its conclusions as to adjustments pursuant to this Section 3.3 which shall be conclusive on all parties to this Agreement and not be subject to dispute or review. If, after resolution of the Final Reports, an additional adjustment to the Cash Consideration is appropriate with respect to the amount of the adjustments paid or credited at the Closing, the appropriate party shall promptly pay such amount.

          3.4. Additional System Adjustments.
               -----------------------------

               3.4.1. If the Additional System is acquired by Cox on or prior to the Closing Date and (i) the Additional System Purchase Price is greater than the Cash Consideration (A) Cox shall pay to the seller of the Additional System, the Cash Consideration and (B) TCI shall pay to the seller of the Additional System the difference between (a) the Additional System Purchase Price and (b) the Cash Consideration or (ii) the Additional System Purchase Price is less than the Cash Consideration (Y) Cox shall pay to the seller of the Additional System, the Additional System Purchase Price, and (Z) Cox shall pay to TCI an amount equal to (a) the Cash Consideration less (b) the Additional System Purchase Price. The "Additional System Purchase Price" means the purchase price paid by Cox to acquire the Additional System, after taking into account preliminary closing purchase price adjustments under the Additional System Agreement. Such payments shall be made by wire transfer of immediately available funds.

          3.4.2. If the Additional System is not acquired by Cox on or prior to the Closing Date, on the Closing Date Cox shall deposit by wire transfer of immediately available funds, the Cash Consideration (the "Escrow Amount") into an escrow account with an escrow agent chosen by TCI (the "Escrow Agent") pursuant to a mutually agreed upon form of escrow agreement (the "Escrow"). If TCI does not identify and designate an Additional System within 45 days after the Closing Date, Cox shall direct the Escrow Agent to pay the Escrow Amount to TCI. If TCI does identify and designate an Additional System within 45 days after the Closing Date but the Additional System Closing Date does not occur within 180 days after the Closing Date (the "Outside Additional System Closing Date"), or the Additional System Agreement is terminated before the Outside Additional System Closing Date, then on the earlier of the date of termination of the Additional System Agreement and the Outside Additional Closing Date, Cox shall direct the Escrow Agent to pay the Escrow Amount to TCI. If an Additional System is identified and designated within 45 days after the Closing Date and the Additional System Closing Date occurs on or before the Outside Additional System Closing Date, then on the Additional System Closing Date, (i) if the Additional System Purchase Price is less than or equal to the Cash Consideration, Cox shall direct the Escrow Agent to pay (A) the amount of the Additional System Purchase Price to the seller of the Additional System, and (B) the remainder of the Escrow Amount (including interest) to TCI, if any; and (ii) if the Additional System Purchase Price is greater than the Cash Consideration, Cox shall direct the Escrow Agent to pay the Escrow Amount (including interest) to the seller of the Additional System; provided, however, that TCI pays an amount equal to the Additional System Purchase Price less the Escrow Amount (including interest) to the seller of the Additional System. The Escrow Agreement shall provide that all fees to be paid to the Escrow Agent shall be borne by TCI, and, except as provided in clause (ii) above, all interest earned on the Escrow Amount shall be paid to TCI.

      4.  Assumed Liabilities and Excluded Assets.
          ---------------------------------------

          4.1. Assignment and Assumption.  At the Closing, Transferor will
               -------------------------
assign, and Transferee will assume and perform, the Assumed Liabilities (the "Assumed Liabilities"), which are defined as: (i) Transferor's obligations to customers of the Systems for (A) customer deposits held by Transferor as of the Closing Date and which are refundable, in the amount for which Transferee received credit under Section 3.2, and (B) customer, advertising and other advance payments held by Transferor as of the Closing Date for services to be rendered by Transferee on or after the Closing Date, in the amount for which Transferee received credit under Section
3.2 and (ii) obligations accruing and relating to periods on or after the Closing Date under Governmental Permits, Contracts and Real Property interests. Transferee will not assume or have any responsibility for any liabilities or obligations of Transferor, contingent, fixed or otherwise, other than the Assumed Liabilities, including, without limitation, any liability for rate refunds for any period prior to the Closing Date or any litigation commenced prior to, or related to an event occurring prior to, the Closing Date. In no event will Transferee assume or have any responsibility for any liabilities or obligations associated with the Excluded Assets.

          4.2. Excluded Assets. The Assets shall exclude the following assets,
               ---------------
which will be retained by the Transferor (the "Excluded Assets"):

               4.2.1. Transferor's cash on hand as of the Closing Date and all other cash or cash equivalents in any of Transferor's bank or savings accounts, including without limitation, customer advance payments and deposits for which Transferee receives credit pursuant to Section 3.2;

               4.2.2. Any and all bonds, surety instruments, insurance policies and all rights and claims thereunder, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

               4.2.3. Any books and records that Transferor is required by law to retain and any books of account, tax reports and returns and the like related to the Assets and business and operations of the Systems and any correspondence or memoranda related to the foregoing, subject to the right of Transferee to have access to and to copy such documents for a reasonable period, not to exceed three years from the Closing Date, and Transferor's corporate minute books and other books and records related to internal corporate matters and financial relationships with Transferor's lenders and affiliates;

               4.2.4. Any claims, rights or choses in action related to the period prior to the Closing Date (other than customer and advertising accounts receivable), including, without limitation, any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes, fees or payments of any nature whatsoever for periods prior to the Closing Date including, without limitation, fees paid to the U.S. Copyright Office;

               4.2.5. All programming agreements and retransmission consent agreements (other than the local programming agreements, and retransmission consents and must-carry notices listed on SCHEDULES 5.7 and 6.7) of Transferor including those relating to or benefitting the Systems;

               4.2.6. Except as provided in Section 7.22, all owned or licensed trademarks, trade names, service marks, service names, logos and similar proprietary rights of the Transferor, and all patents of Transferor, whether or not used in the business or operations of the Systems;

               4.2.7. All tangible and intangible personal property owned, leased or licensed by Transferor or any of Transferor's Affiliates that is used or held for use in one or more of the Systems but also jointly and primarily used or held for use in the ordinary course in cable television systems or other operations of Transferor or its Affiliates other than the Systems, all material items of which are listed on Exhibit C.
                              ---------

               4.2.8. Except to the extent provided in Section 7.3, any Employee Plan, Compensation Arrangement or Multiemployer Plan;

               4.2.9. All rights to receive fees or services from any Affiliate of Transferor and any obligations or liabilities owing to any Affiliate of Transferor unless pursuant to a Contract being assumed and listed in the applicable Schedule to this Agreement;

               4.2.10. Any assets acquired pursuant to pending cable system transactions not consummated prior to December 31, 1995;

               4.2.11. Any and all assets and rights of Transferor unrelated to and not used in the business and the operations of the Systems;

               4.2.12. Such office equipment and vehicles used exclusively in the provision of Primestar service within the Service Areas as may hereafter be agreed to by Transferor and Transferee, and all contracts and agreements for, or related to the provision of Primestar services;

               4.2.13. Other than items listed on SCHEDULE 5.1 (TCI Systems) or
SCHEDULE 6.1 (Cox Systems), all securities and partnership or other ownership interests and all partnership, limited liability company or joint venture agreements to which TCI or Cox, as applicable, is a party;

               4.2.14. All credit, loan or other agreements under which TCI or Cox, as applicable, has created, incurred, assumed or guaranteed indebtedness for borrowed money or under which any Encumbrance securing such indebtedness has been or may be imposed on any Asset;

               4.2.15. All DCR or DMX subscriber agreements and all music converter boxes utilized in Transferor's Systems, subject to the Transferee's right to use such equipment on a temporary basis as permitted by Section 7.27 below;

               4.2.16. The assets listed on Exhibit C hereto; and
                                            ---------

               4.2.17. All equipment, software and agreements related to Transferor's subscriber billing systems.

      5.  Representations and Warranties of TCI Subsidiaries and TCI, L.P.  To
          ---------------------------------------------------------------
induce Cox to enter into this Agreement, the TCI Subsidiaries and TCI, L.P., jointly and severally represent and warrant to Cox regarding the business and the operations of the TCI Systems and TCI Assets, as of the date of this Agreement and as of the Closing as follows:

          5.1. Organization, Standing and Authority.  Each of the TCI
               ------------------------------------
Subsidiaries is a corporation duly organized , validly existing and in good standing under the laws of the state of its incorporation, and is qualified to conduct business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it requires it to be so qualified, except where the failure to be so qualified would not have a System Material Adverse Effect. TCI, L.P., is a limited partnership duly organized and validly existing under the laws of the State of Colorado, and is qualified to conduct business as a foreign limited partnership in each jurisdiction in which the property owned, leased or operated by it requires it to be so qualified, except where the failure to be so qualified would not have a System Material Adverse Effect. The jurisdictions of organization of each of the TCI Subsidiaries are disclosed on
SCHEDULE 5.1. Each TCI Subsidiary has the requisite corporate power and authority and TCI, L.P., has the requisite partnership power and authority (i) to own, lease and use the TCI Assets as presently owned, leased and used by it and (ii) to conduct the business and operations of the TCI Systems owned by it as presently conducted by it. Except as set forth in either Exhibit C or
                                                             ---------
SCHEDULE 5.1, none of the TCI Subsidiaries or TCI, L.P., is a participant in any joint venture or partnership with any other person or entity with respect to any part of the businesses or operations of the TCI Systems or the TCI Assets, including advertising sales joint ventures or partnerships that relate exclusively to the TCI Systems.

          5.2. Authorization and Binding Obligation.  Each TCI Subsidiary has
               ------------------------------------
the corporate power and authority and TCI, L.P., has the partnership power and authority to execute and deliver this Agreement and all other agreements, instruments and certificates contemplated hereby and thereby to be executed by it (collectively, the "TCI Related Agreements") and to carry out and perform all of its other obligations under the terms of this Agreement and the TCI Related Agreements. All corporate and partnership action by each of the TCI Subsidiaries and by TCI, L.P., necessary for the authorization, execution, delivery and performance by each of the TCI Subsidiaries and by TCI, L.P., of this Agreement and the TCI Related Agreements has been taken and such action has not been rescinded, repealed or amended. This Agreement has been duly executed and delivered by each TCI Subsidiary and by TCI, L.P., and this Agreement and the TCI Related Agreements constitute or will, when executed and delivered, constitute the valid and legally binding obligations of each TCI Subsidiary and TCI, L.P., enforceable against it in accordance with their respective terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          5.3. No Consents; Absence of Conflicting Agreements.  Except for the
               ----------------------------------------------
TCI Required Consents listed on SCHEDULE 5.3, the Cox Required Consents and compliance with the HSR Act, no consent, approval, permit or authorization of, or declaration to or filing with any

Governmental Authority or any other third party is required to consummate this Agreement and the TCI Related Agreements and the transactions contemplated hereby and thereby, except that no representation or warranty is given with respect to any consents required to enter into and perform in accordance with the Management Agreement contemplated by Section 10 and except for any consent the absence of which would not have a System Material Adverse Effect. Subject to obtaining the TCI Required Consents listed on SCHEDULE 5.3 and compliance with the HSR Act and the limitation regarding Section 10 hereof set forth in the preceding sentence, the execution, delivery and performance of this Agreement by TCI will not: (i) violate the Articles of Incorporation or Bylaws of any TCI Subsidiary or the Partnership Agreement of TCI, L.P., (ii) violate any Legal Requirement applicable to TCI with respect to the TCI Assets or the business or operations of the TCI Systems or (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, accelerate or permit the acceleration of any performance required by the terms of, or result in the creation or imposition of any Encumbrance under, any agreement, instrument, license or permit to which TCI is a party or may be bound and by which the TCI Assets or the business or operations of the TCI Systems are affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, terminations, breaches, defaults and accelerations as would not, individually or in the aggregate, have a System Material Adverse Effect or a material adverse effect on the ability of TCI to perform its obligations under this Agreement or the TCI Related Agreements.

          5.4. Governmental Permits.  SCHEDULE 5.4 includes a true and complete
               --------------------
list of all TCI Franchises and all other material TCI Governmental Permits.
True and complete copies of the TCI Governmental Permits disclosed on SCHEDULE
5.4 (together with any and all amendments and any proposals or material correspondence thereto) have been delivered to Cox. Except as set forth on
SCHEDULE 5.4, the TCI Franchises contain all of the commitments and obligations of the TCI Subsidiaries and TCI, L.P. to the applicable Governmental Authorities with respect to the construction, ownership and operation of the TCI Systems. Except as set forth on SCHEDULE 5.4, the TCI Governmental Permits are valid under all applicable Legal Requirements according to their terms and are currently in full force and effect. Except as listed on SCHEDULE 5.4, there is no legal action, governmental proceeding or investigation pending or, to the knowledge of TCI, threatened, to terminate, suspend or modify any TCI Governmental Permit and the TCI Subsidiaries and TCI, L.P. are, and to the knowledge of TCI, each other party thereto is, in compliance with the terms and conditions of all the TCI Governmental Permits and with other applicable requirements of all Governmental Authorities relating to the TCI Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records, except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect. Except as set forth on SCHEDULE 5.4, no person (including any Governmental Authority) has as of the date hereof any right to acquire any interest in any of the TCI Systems or the TCI Assets (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law or upon the termination of or default under any Franchise. The TCI Franchises marked with an asterisk on SCHEDULE 5.4 constitute all of the communities where the local franchising or other regulatory authority has certified to regulate rates charged to customers of the TCI Systems pursuant to the Cable Act or where a customer service rate complaint is pending before the FCC.

          5.5. Real Property.  SCHEDULE 5.5 contains a list of all Real Property
               -------------
owned, leased or occupied by the TCI Subsidiaries or TCI, L.P. with respect to the TCI Systems and all easements or other interests in Real Property to which any of the TCI Subsidiaries is a party as of the date hereof with respect to the TCI Systems, except for those easements and other interests which if not held by the TCI Subsidiaries or TCI, L.P. would not have a System Material Adverse Effect. TCI has delivered to Cox true and complete copies of all deeds and leases pertaining to such Real Property including leases by TCI as lessor. All Real Property Leases, if any, that are leased from or to Affiliates of TCI are identified as such on SCHEDULE 5.5. As to the Real Property which is designated in SCHEDULE 5.5 as being owned in fee simple by the TCI Subsidiaries, except as set forth in SCHEDULE 5.5, as of the date of this Agreement the TCI Subsidiaries have and as of the Closing Date, TCI, L.P. will have, good and marketable title in fee simple to such premises and all buildings, improvements and fixtures thereon, free and clear of all Encumbrances, except for Permitted Encumbrances. As to the Real Property which is designated in SCHEDULE 5.5 as being leased by a TCI Subsidiary, except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, as of the date of this Agreement such TCI Subsidiary is and as of the Closing Date TCI, L.P. will be, the sole owner of the leasehold interest in such Real Property, each such lease is valid and subsisting and in full force and effect and, as of the date hereof, no other party to such lease has given written notice to such TCI Subsidiary or TCI, L.P. of or made a written claim with respect to any breach or default thereof and TCI is not aware of any fact giving rise to a breach or default thereof. Subject to Permitted Encumbrances, except as otherwise disclosed in SCHEDULE 5.5 and except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, all Real Property listed on SCHEDULE 5.5 (including the improvements thereon) (i) is in reasonable operating condition and repair (subject to normal wear and tear) consistent with its present use,
(ii) is available for immediate use in the conduct of the business or operations of the TCI Systems, (iii) complies in all material respects with all applicable building or zoning codes or restrictive covenants and the regulations of any Governmental Authority having jurisdiction, (iv) has full legal and practical access to public roads or streets and has all utilities and services necessary for the proper and lawful conduct and operation of the TCI Systems as presently utilized. Except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, all buildings, towers, guy wires and anchors, earth-receiving dishes and related facilities used in the operations of the TCI Systems are located entirely on the TCI Real Property, and together with all pole attachments, cable plant and cable installations, equipment and facilities used in connection with the TCI Systems are maintained, placed and located in accordance with the provisions of all applicable Legal Requirements, deeds, leases, licenses, permits or other legally enforceable arrangements. No condemnation of any of the TCI Real Property has occurred, is pending or, to the knowledge of TCI, threatened. Except as set forth on SCHEDULE 5.5, each Person upon or under or across whose property any of the TCI Assets are located, maintained, installed or operated (other than drop lines to customer dwellings) has granted to the TCI Subsidiaries or TCI, L.P. such easements, licenses or rights of way as are necessary for the location, maintenance, installation and operation of such TCI Assets upon, over or under such property (the "TCI Easements"), and subject to Permitted Encumbrances, as of the date of this Agreement the TCI Subsidiaries have and as of the Closing Date TCI, L.P. will have, a right to use the TCI Easements except where the failure to have any such TCI Easements would not, individually or in the aggregate, have a System Material Adverse Effect.

          5.6. Tangible Personal Property.   Except with respect to leased
               --------------------------
property, the TCI Subsidiaries have and as of the Closing Date TCI, L.P. will have good title to all TCI Tangible Personal Property, and as of the Closing Date none of the TCI Tangible Personal Property will be subject to any Encumbrance, except for Permitted Encumbrances. The principal items of TCI Tangible Personal Property as of the date of this Agreement are listed on
SCHEDULE 5.6. Except as set forth in SCHEDULE 5.6, the TCI Tangible Personal Property is in reasonable operating condition and repair (subject to normal wear and tear), and is available for immediate use in the conduct of the business or operations of the TCI Systems except for that which is subject to routine maintenance or repair. All items of cable plant, earth station and headend equipment included in the TCI Tangible Personal Property (i) have been maintained in a manner consistent in all material respects with generally accepted standards of good engineering practice and (ii) will permit the TCI Systems to operate in all material respects in accordance with the terms of the TCI Governmental Permits. The amount of the TCI Systems' inventory is sufficient to permit the continued maintenance and operation of the TCI Systems for at least a 30-day period.

          5.7. Contracts.  Except as described on SCHEDULE 5.7, neither the TCI
               ---------
Subsidiaries nor TCI, L.P. is party to any of the following that relate to the TCI Systems other than Excluded Assets: (i) pole attachment or line agreements and joint pole or line agreements, (ii) leases of personal property for a term exceeding one year or requiring payments of more than $50,000, (iii) agreements pursuant to which the TCI Systems receive or provide advertising sales representation services, (iv) agreements pursuant to which a TCI System has constructed or agreed to construct for third parties an institutional network or otherwise provides to third parties telecommunications services other than one-way video, (v) agreements with commercial customers or bulk-billed customers pursuant to which such customers are charged in excess of $500 per month, (vi) multiple dwelling unit access agreements, (vii) construction and development agreements (other than agreements with installers and agreements where the remaining amount payable thereunder will be less than $50,000 as of the Closing) or (viii) noncompetition agreements or rights of first refusal that relate to the TCI Systems and are in favor of TCI. SCHEDULE 5.7 contains a true and correct list of all other TCI Contracts except for: (A) subscription agreements for cable television services provided by the TCI Systems with residential customers that are not bulk-billed, (B) oral employment contracts and miscellaneous service contracts terminable at will or on no more than 30 days' notice without penalty and (C) any other contract not required to be listed pursuant to the first sentence of this Section 5.7 and not involving either liabilities under such contract exceeding $50,000 per year or any material nonmonetary obligation. Notwithstanding the foregoing, SCHEDULE 5.7 contains a separate and complete list of all retransmission consent agreements relating to the TCI Systems, other than those excluded pursuant to Section 4.2.5, showing the expiration date of each. TCI has delivered to Cox true and complete copies of all written TCI Contracts listed in SCHEDULE 5.7. All of the TCI Contracts listed in SCHEDULE 5.7 are valid and binding and, to the knowledge of TCI, in full force and effect and legally enforceable in accordance with their terms upon the other parties thereto. There is not under any TCI Contract any default by any of the TCI Subsidiaries or TCI, L.P. or, to the knowledge of the TCI Subsidiaries or TCI, L.P., any other party thereto or event which, after notice or lapse of time, or both, would constitute such a default, except for such defaults which, individually or in the aggregate, would not have a System Material Adverse Effect. Except as disclosed on SCHEDULE 5.7, to the knowledge of TCI (x) there has not been any threatened cancellation of any TCI Contracts (other than the cancellation of cable service by customers at normal and customary levels), (y) there are no outstanding disputes thereunder and (z) there is no basis for any claim of breach or default thereunder. Other than where expressly noted in SCHEDULE 5.7, no Affiliate of TCI (other than the TCI Subsidiaries) is a party to any of the personal property leases disclosed on SCHEDULE 5.7.

          5.8. Complete System. Except for those assets which are TCI Excluded
               ---------------
Assets, the TCI Assets comprise all of the assets (without material exception) necessary to conduct the business and operations of the TCI Systems as presently conducted.

          5.9. Trademarks, Trade Names and Copyrights.  SCHEDULE 5.9 contains a
               --------------------------------------
true and complete list of all material trade names used by TCI in its operation of the TCI Systems. Except as disclosed on SCHEDULE 5.9, TCI does not own or use any patent, patent right, or copyright that is material to the operation of any TCI System and TCI is not a party to any patent or copyright license or royalty agreement with respect to its operation of any TCI System, except for software licenses, licenses in respect of program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. Except as disclosed on SCHEDULE 5.9, TCI possesses or has the right to use all Intangibles used in the operation and conduct of the business of the TCI Systems without any conflicts with the rights of others that, individually or in the aggregate, would have a System Material Adverse Effect. All of the Intangibles are (a) either owned as of the date of this Agreement by the TCI Subsidiaries or will as of the Closing Date be owned by TCI, L.P. free and clear of all Encumbrances, except for Permitted Encumbrances or (b) as of the date of this Agreement the TCI Subsidiaries have and as of the Closing Date TCI, L.P. will have the valid and enforceable right to use such Intangibles. TCI is not aware that any of the TCI Subsidiaries or TCI, L.P. is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of TCI, threatened, with respect thereto, except for any infringement, claims or actions that would not have a System Material Adverse Effect.

           5.10. Information on TCI Systems.
                 --------------------------

                 5.10.1. SCHEDULE 5.10.1 lists for each of the TCI Systems as of the date referenced in SCHEDULE 5.10.1 (i) the total number of miles of fully completed and operational trunk and distribution cable, differentiating the number of miles of aerial plant and the number of miles of underground plant,
(ii) the number of dwellings (as defined below) and commercial premises passed,
(iii) the total number of Equivalent Billing Units, the number of Equivalent Billing Units that are residential and the number of Equivalent Billing Units that are commercial or bulk-billed, (iv) the bandwidth capacity of each such System specified in MHz, and (v) the number of channels activated throughout each System (i.e., over 100% of the plant miles). SCHEDULE 5.10.1 also describes for each of the TCI Systems in which an upgrade is in progress, the number of miles and percentage of the cable plant that has been upgraded, the bandwidth and channel capacity of the upgraded plant and the anticipated rate of rebuild or expansion for the next four quarters.

                5.10.2. As used in this Section 5.10, "dwellings" means a home or other residential unit that can be legally serviced by a System by using no more than 300 feet of drop cable.

                5.10.3. The rates charged to customers for each class of service (including equipment, installation and late fees) for each of the TCI Systems as of the date of this Agreement, are set forth in SCHEDULE 5.10.3.

                5.10.4. The TCI Systems duly and properly carry and deliver the channels indicated in SCHEDULE 5.10.4. The TCI Subsidiaries have obtained all required FCC clearances for the operation of the TCI Systems in all necessary aeronautical frequency bands.

                5.10.5. Except as disclosed in SCHEDULE 5.10.5 and other than as expressly stated in a TCI Contract disclosed in SCHEDULE 5.7, to the knowledge of TCI, as of the date of this Agreement, none of the TCI Subsidiaries has and as of the Closing Date TCI, L.P. will not have, any obligation or understanding to pay third parties for the right to access multiple dwelling units, commercial establishments or subdivision developments, which obligation or understanding will extend beyond the Closing Date.

                5.10.6. Except as described in SCHEDULE 5.10.6, there are no franchise, construction, fidelity, performance, or other bonds, surety instruments, letters of credit or other similar items posted or delivered by TCI Subsidiaries or TCI, L.P. in connection with the TCI Systems or the TCI Assets.

                5.10.7. Except as described in SCHEDULE 5.10.7, the TCI Assets do not include any multi-point distribution system, multi-channel multi-point distribution system or satellite master antenna system that is not connected to a TCI System headend.

          5.11. Financial Statements.
                --------------------

                5.11.1. SCHEDULE 5.11 contains true and complete copies of unaudited statements of each TCI Subsidiary with respect to the TCI Systems containing balance sheets and statements of income as, at and for the 12 months ended December 31, 1994 and 1995 (collectively, the "TCI Financial Statements"). The TCI Financial Statements are prepared in accordance with GAAP consistently applied, except for the absence of footnotes and except as specifically described in SCHEDULE 5.11. The TCI Financial Statements are in accordance with the books and records of each such TCI Subsidiary and present fairly the operating income and financial condition of the TCI Systems as at their respective dates and the results of operations for the periods then ended. Other than as described in SCHEDULE 5.11, none of the TCI Financial Statements understates the true costs and expenses of conducting the business or operations of the TCI Systems or inflates the revenue of the TCI Systems because of the provision of services or the bearing of costs or expenses or the payment of fees by any other person or for any other reason.

          5.12. Employee Benefit Plans.
                ----------------------

                5.12.1. All Employee Plans and material Compensation Arrangements currently providing benefits to employees, former employees or independent contractors of the TCI Systems are listed and described in SCHEDULE
5.12 ("TCI System Plans"), and copies of any such written TCI System Plans (and any related insurance policies, trusts, etc.) and written descriptions of any unwritten TCI System Plans have been made available to Cox, along with copies of any currently available employee handbooks and any other documents used to describe such TCI System Plans to the covered individuals. Except as disclosed in SCHEDULE 5.12, there is not now in effect or scheduled as of the date of this Agreement to become effective after the date of this Agreement, any new TCI System Plans or any amendment to an existing TCI System Plan which will materially affect the benefits of employees, former employees or independent contractors of the TCI Systems.

                5.12.2. Each TCI System Plan has been adopted, amended and administered in compliance with its own terms and, where applicable, ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Legal Requirements, except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect.

                5.12.3. Except as disclosed in Schedule 5.12, no Multiemployer Plan provides or has ever provided benefits to any employee or former employee of the TCI Systems.

                5.12.4. Except as disclosed in Schedule 5.12, no TCI Subsidiary nor any entity under common control with any of the TCI Subsidiaries (under Sections 414(b), (c) (m) and (o) of the Code) is aware of the existence of any governmental audit or examination of any TCI System Plan or of any facts which would lead them to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any TCI System Plan pending, or to the knowledge of TCI and each entity under common control with any of the TCI subsidiaries (under Sections 414(b), (c), (m) and (o) of the Code), threatened against any TCI System Plan.

          5.13. Labor Relations.  SCHEDULE 5.13 lists the names, positions and
                ---------------
dates of hire of all persons employed by the TCI Subsidiaries as of the date of this Agreement directly and principally in connection with the operation of the TCI Systems (the "TCI Employees"). No TCI Subsidiary or TCI, L.P. has any written or oral contracts of employment with any TCI Employee, other than (i) oral employment agreements terminable at will without penalty or (ii) those listed in SCHEDULE 5.7. Each TCI Subsidiary in the operation of the TCI Systems has complied with all applicable Legal Requirements relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll-related taxes; except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect. Except as described on SCHEDULE 5.13, no TCI Subsidiary or TCI, L.P. is a party to any collective bargaining agreement or other contract with any labor organization regarding any of the TCI Employees, and no TCI Subsidiary or TCI, L.P. has recognized or agreed to recognize and is not required to recognize any union or other collective bargaining representative of the TCI Employees. Except as set forth in SCHEDULE 5.13, no union or other collective bargaining representative claims to represent or has been certified as representing any of the TCI Employees, nor has any TCI Subsidiary or TCI, L.P. received any requests from any party for recognition as a representative of the TCI Employees for collective bargaining purposes. Except as set forth in SCHEDULE 5.13, the TCI Employees are not engaged in or subject to any organizing activity with respect to any labor organization and, to the knowledge of TCI, no such activity is threatened. Except as set forth in
SCHEDULE 5.13, there is no strike, work slowdown, picketing or any other labor disputes or controversies or proceedings pending or threatened between the TCI Subsidiaries or TCI, L.P. and any of the TCI Employees or any labor union or collective bargaining representative claiming to represent any of the TCI Employees. No TCI Subsidiary or TCI, L.P. has any employment agreement of any kind, oral or written, express or implied, that would require Cox to employ any Person after the Closing Date.

          5.14. Tax Returns; Other Reports.  The TCI Subsidiaries and/or TCI,
                --------------------------
L.P. have duly and timely filed in proper form all income, franchise, sales, use, property, excise, payroll and other tax returns and all other reports (whether or not relating to taxes) required to be filed with the appropriate Governmental Authority with respect to the Systems. All taxes, fees and assessments of whatever nature due and payable by the TCI Subsidiaries or TCI, L.P. with respect to the Systems have been paid, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Except as set forth in SCHEDULE 5.14, there are no pending state or local sales tax audits relating to the TCI Systems. Except as set forth in
SCHEDULE 5.14, neither TCI , L.P. nor any of the TCI Subsidiaries has received any property, sales and use, or franchise fee or tax audit notice or any other notice or assessment to the effect that there is any unpaid interest, penalty or taxes due or claimed to be due from the TCI Subsidiaries with respect to the TCI Assets or the business or operations of the TCI Systems.

          5.15. Claims and Legal Actions.  Except as set forth in SCHEDULE 5.15,
                ------------------------
except as may affect the cable industry generally, and except for suits being defended by TCI's insurance carriers for which there is adequate coverage, there is (i) no legal action, counterclaim, suit, arbitration, (ii) to the knowledge of TCI, no claim or governmental investigation or (iii) no other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of TCI, threatened against or relating to the TCI Assets or business or operations of the TCI Systems.

          5.16. Environmental Matters.
                ---------------------

                5.16.1. The TCI Real Property is in compliance with and, to the knowledge of TCI, has previously been operated in compliance with, all Environmental Laws, except for such noncompliance which, individually or in the aggregate, would not have a System Material Adverse Effect. Except as set forth in SCHEDULE 5.16 and except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, no TCI Subsidiary has generated, released, stored, used, treated, handled, discharged or disposed of any

Hazardous Substances at, on, under, in or about, or in any other manner affecting, any TCI Real Property, transported any Hazardous Substances to or from any TCI Real Property or discharged any Hazardous Substances from any TCI Real Property into any body of water, directly or indirectly, or undertaken or caused to be undertaken any other activities relating to the TCI Real Property, which would support a claim or cause of action under any Environmental Law, and, to the knowledge of TCI, no other present or previous owner, tenant, occupant or user of any TCI Real Property or any other Person has committed or suffered any of the foregoing. Except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, to the knowledge of TCI, no release of Hazardous Substances outside the TCI Real Property has entered or threatens to enter any TCI Real Property nor is there any pending or threatened claim based on Environmental Laws that arises from any condition of the land surrounding any TCI Real Property. No claim or investigation based on Environmental Laws which relates to any TCI Real Property or any operations or conditions on it (i) has been asserted or conducted in the past or is currently pending against or with respect to the TCI Subsidiaries or TCI, L.P. or, to the knowledge of TCI, any other Person or (ii) to the knowledge of TCI, is threatened or contemplated.

                5.16.2. Except as set forth in SCHEDULE 5.16 and except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, to the knowledge of TCI, (i) no underground storage tanks are currently or have been located on any TCI Real Property, (ii) no TCI Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes, (iii) no building or other structure on any TCI Real Property contains friable asbestos, and (iv) there are no incinerators or cesspools on the TCI Real Property and all domestic waste is discharged into a public sanitary sewer system.

                5.16.3. TCI has provided Cox with complete and correct copies of
(i) all studies, reports, surveys or other materials in the possession of TCI, L.P. or the TCI Subsidiaries relating to the presence or alleged presence of Hazardous Substances at, on or affecting the TCI Real Property, (ii) all notices or other materials in the possession of TCI, L.P. or the TCI Subsidiaries that were received during the past two years from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the TCI Real Property or activities at the TCI Real Property and (iii) all materials in the possession of TCI, L.P. or the TCI Subsidiaries relating to any claim, allegation or action by any private third party under any Environmental Law.

          5.17. Compliance with Laws.  The TCI Subsidiaries and TCI, L.P. have
                --------------------
complied and are in compliance with all Legal Requirements applicable to the TCI Systems in the operation of the business and the ownership of the TCI Assets, except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect. Except as set forth in SCHEDULE 5.17, neither the TCI Subsidiaries nor TCI, L.P. have received notice claiming a violation by TCI of any Legal Requirement applicable to the TCI Systems as currently conducted and to the knowledge of the TCI Subsidiaries, there is no basis for any claim that such a violation exists. The representations and warranties in this SECTION 5.17 do not apply to compliance with, or notices with respect to, the Communications Act and the rules and regulations of the FCC, as to which the representations and warranties in SECTION 5.19 will apply.

          5.18. Conduct of Business in Ordinary Course.  Except as set forth on
                --------------------------------------
SCHEDULE 5.18, since December 31, 1995, (i) the TCI Subsidiaries and/or TCI, L.P. have conducted the business and operations of the TCI Systems only in the ordinary and usual course substantially in the same manner as previously conducted, (ii) the liabilities incurred or accrued in the ordinary course of business do not, individually or in the aggregate, have a System Material Adverse Effect, and (iii) neither the TCI Subsidiaries nor TCI, L.P. have suffered any changes, events or conditions which have had a System Material Adverse Effect.

          5.19. FCC and Copyright Compliance.
                ----------------------------

                5.19.1. The operation of each of the TCI Systems has been, and is, in compliance with the Communications Act and the rules and regulations of the FCC, except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect and except for Legal Requirements with respect to rates charged to customers as to which the representations set forth in SECTION 5.19.2 shall apply. The TCI Subsidiaries and/or TCI, L.P. have made all material filings required to be made with the FCC (including cable television registration statements, annual reports and aeronautical frequency usage notices) and have provided all material notices to customers required under the Communications Act and the FCC's rules and regulations. The TCI Subsidiaries and/or TCI, L.P. are and since 1988 have been certified as in compliance with, the FCC's equal employment opportunity rules and the TCI Systems are in material compliance with all signal leakage criteria prescribed by the FCC. With respect to the TCI Systems, the TCI Subsidiaries have complied in all material respects with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC and other provisions of the Communications Act or the rules and regulations of the FCC pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect).

                5.19.2 The TCI Subsidiaries have complied in all material respects with the must carry and retransmission consent provisions of the Cable Act and the FCC rules and regulations promulgated thereunder as such provisions relate to the TCI Systems. Except as set forth in SCHEDULE 5.19, no written notices or demands have been received from the FCC, from any television station, or from any other Person, station, Governmental Authority or unit challenging the right of the TCI Systems to carry any signal or deliver the same. Except as set forth on SCHEDULE 5.19, the TCI Subsidiaries have used commercially reasonable efforts to establish rates charged to customers, effective since September 1, 1993, that would be allowable under rules and regulations promulgated by the FCC under the Cable Act, and any authoritative interpretation thereof, whether or not such rates were subject to regulation by any Governmental Authority, including the local franchising authority and/or the FCC, and such rates as computed under the FCC's rules and regulations are permitted rates except as set forth in SCHEDULE 5.19. TCI has delivered to Cox complete and correct copies of all FCC 393 Forms and FCC 1200 Series Forms provided to local franchising authorities or the FCC with respect to the TCI Systems and copies of all material correspondence with any

Governmental Authority relating to rate regulation generally or specific rates charged to customers with respect to the TCI Systems, including, without limitation, copies of any complaints and responses filed with the FCC with respect to any rates charged to customers of the TCI Systems and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act claimed with respect to any of the TCI Systems. TCI makes no representation or warranty with respect to the effect of the cable television industry-wide dispute concerning music licensing fees. Except as set forth in
SCHEDULE 5.19, the TCI Subsidiaries have received no notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the Cable Act with respect to the TCI Systems and no TCI Subsidiary has agreed with any Governmental Authority to establish customer service standards for the TCI Systems that exceed the standards in the Cable Act. No TCI Subsidiary has made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding (a "Cost of Service Election") with respect to any of the TCI Systems.

                5.19.3. The TCI Subsidiaries have deposited on a timely basis with the U.S. Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act of 1976, as amended (the "Copyright Act"), with respect to the business and operations of the TCI Systems as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. The TCI Subsidiaries and the TCI Systems are in compliance with the Copyright Act and the rules and regulations of the U.S. Copyright Office, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the TCI Systems, and except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect. Except as set forth in SCHEDULE 5.19, to the knowledge of TCI, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other party which questions the copyright filings or payments made by the TCI Subsidiaries with respect to the TCI Systems.

                5.19.4. All necessary FAA approvals have been obtained with respect to the height and location of towers used in connection with the operation of the TCI Systems and are listed in SCHEDULE 5.19. The towers are being operated in compliance in all material respects with applicable FCC and FAA rules.

                5.19.5. A valid request for renewal has been timely filed pursuant to Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any TCI Franchise expiring within 30 months after the date of this Agreement.

          5.20. Accounts Receivable.  All of the accounts receivable which are
                -------------------
the subject of the adjustments provided in Section 3.2.4 and 3.2.5 have arisen from bona fide transactions in the ordinary course of TCI's business consistent with past practice.

          5.21. Competitive Activity. To the knowledge of TCI, as of the date of
                --------------------
this Agreement, except as set forth on SCHEDULE 5.21, (i) there are no third parties (as to TCI and Cox) operating cable television systems or overbuilds in the TCI Service Areas, and
(ii) no Franchise or other operating authority for a cable television system has been granted to any third party (as to TCI and Cox) by the appropriate Governmental Authority in the TCI Service Areas, and, to the knowledge of TCI, no third party (as to TCI and Cox) is seeking such a Franchise or other operating authority. To the knowledge of the TCI Subsidiaries, no third party (as to TCI and Cox) intends to construct or operate any of the foregoing or is seeking to construct or operate any of the foregoing.

          5.22. Cure.  For all purposes under this Agreement, the existence or
                ----
occurrence of any events or circumstances that constitute or cause a breach of a representation or warranty of TCI made in this Agreement (including, without limitation, the schedules hereto) on the date such representation or warranty is made shall not constitute a breach of such representation or warranty if such event or circumstance is cured within 30 days of its existence or occurrence, but in no event later than 10 days prior to the date scheduled for Closing.

     6.   Representations and Warranties of Cox .  To induce the TCI
          --------------------------------------
Subsidiaries and TCI, L.P. to enter into this Agreement, Cox represents and warrants to TCI regarding the business and operations of the Cox Systems and Cox Assets, as of the date of this Agreement and as of the Closing Date, as follows:

          6.1   Organization, Standing and Authority.  Cox is a corporation duly
                ------------------------------------
organized, validly existing and in good standing under the laws of the state of its incorporation, and is qualified to conduct business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it requires it to be so qualified, except where the failure to be so qualified would not have a System Material Adverse Effect. The jurisdiction of incorporation of Cox is disclosed on SCHEDULE 6.1. Cox has the requisite corporate power and authority (i) to own, lease and use the Cox Assets as presently owned, leased and used by it and (ii) to conduct the business and operations of the Cox Systems owned by it as presently conducted by it. Except as set forth in either Exhibit C or SCHEDULE 6.1, Cox is not a participant in
                       ---------
any joint venture or partnership with any other person or entity with respect to any part of the business or operations of the Cox Systems or the Cox Assets, including advertising sales joint ventures or partnerships that relate exclusively to the Cox Systems.

          6.2   Authorization and Binding Obligation.  Cox has the corporate
                ------------------------------------
power and authority to execute and deliver this Agreement and all other agreements, instruments and certificates contemplated hereby and thereby to be executed by it (collectively, the "Cox Related Agreements") and to carry out and perform all of its other obligations under the terms of this Agreement and the Cox Related Agreements. All corporate action by Cox necessary for the authorization, execution, delivery and performance by Cox of this Agreement and the Cox Related Agreements has been taken and such corporate action has not been rescinded, repealed or amended. This Agreement has been duly executed and delivered by Cox and this Agreement and the Cox Related Agreements constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Cox, enforceable against it in accordance with their respective terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          6.3.  No Consents; Absence of Conflicting Agreements.  Except for the
                ----------------------------------------------
Cox Required Consents listed on SCHEDULE 6.3, the TCI Required Consents and compliance with the HSR Act, no consent, approval, permit or authorization of, or declaration to or filing with any Governmental Authority or any other third party is required to consummate this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, except that no representation or warranty is given with respect to any consents required to enter into and perform in accordance with the Management Agreement contemplated by Section 10 and except for any consent the absence of which would not have a System Material
Adverse Effect.   Subject to obtaining the Cox Required Consents listed on
SCHEDULE 6.3 and compliance with the HSR Act and the limitations regarding
Section 10 hereof set forth in the preceding sentence, the execution, delivery and performance of this Agreement by Cox will not: (i) violate the Articles of Incorporation or Bylaws of Cox, (ii) violate any Legal Requirement applicable to Cox with respect to the Cox Assets or the business or operations of the Cox Systems or (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, accelerate or permit the acceleration of any performance required by the terms of, or result in the creation or imposition of any Encumbrance under, any agreement, instrument, license or permit to which Cox is a party or may be bound and by which the Cox Assets or the business or operations of the Cox Systems are affected, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, terminations, breaches, defaults and accelerations as would not, individually or in the aggregate, have a System Material Adverse Effect or a material adverse effect on the ability of Cox to perform its obligations under this Agreement or the Cox Related Agreements.

          6.4.  Governmental Permits.  SCHEDULE 6.4 includes a true and complete
                --------------------
list of all Cox Franchises and all other material Cox Governmental Permits.
True and complete copies of the Cox Governmental Permits disclosed in SCHEDULE
6.4 (together with any and all amendments and any proposal or material correspondence relating thereto) have been delivered to TCI. Except as set forth on SCHEDULE 6.4, the Cox Franchises contain all of the commitments and obligations of Cox to the applicable Governmental Authorities with respect to the construction, ownership and operation of the Cox Systems. Except as set forth on SCHEDULE 6.4, the Cox Governmental Permits are valid under all applicable Legal Requirements according to their terms and are currently in full force and effect. Except as listed in SCHEDULE 6.4, there is no legal action, governmental proceeding or investigation pending or, to the knowledge of Cox, threatened, to terminate, suspend or modify any Cox Governmental Permit and Cox is, and to the knowledge of Cox, each other party thereto is, in compliance with the terms and conditions of all the Cox Governmental Permits and with other applicable requirements of all Governmental Authorities relating to the Cox Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records, except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect. Except as set forth in SCHEDULE 6.4, no person (including any Governmental Authority) has as of the date hereof any right to acquire any interest in any of the Cox Systems or the Cox Assets (including any right of first refusal or similar right), other than the rights of condemnation or eminent domain afforded by law or upon the termination of or default under any

Franchise. The Cox Franchises marked with an asterisk on SCHEDULE 6.4 constitute all of the communities where the local franchising or other regulatory authority has certified to regulate rates charged to customers of the Cox Systems pursuant to the Cable Act or where a customer service rate complaint is pending before the FCC.

          6.5.  Real Property. SCHEDULE 6.5 contains a list of all Real Property
                -------------
owned, leased or occupied by Cox with respect to the Cox Systems and all easements or other interests in Real Property to which Cox is a party as of the date hereof with respect to the Cox Systems, except for those easements and other interests which if not held by Cox would not have a System Material Adverse Effect. Cox has delivered to TCI true and complete copies of all deeds and leases pertaining to such Real Property including Leases by Cox as lessor. All Real Property leases, if any, that are leased from or to Affiliates of Cox are identified as such on SCHEDULE 6.5. As to the Real Property which is designated in SCHEDULE 6.5 as being owned in fee simple by Cox, except as set forth in SCHEDULE 6.5, as of the date of this Agreement Cox has and as of the Closing Date, will have, good and marketable title in fee simple to such premises and all buildings, improvements and fixtures thereon, free and clear of all Encumbrances, except for Permitted Encumbrances. As to the Real Property which is designated in SCHEDULE 6.5 as being leased by Cox, except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, as of the date of this Agreement Cox is and as of the Closing Date, will be, the sole owner of the leasehold interest in such Real Property, each such lease is valid and subsisting and in full force and effect and, as of the date hereof, no other party to such lease has given written notice to Cox of or made a written claim with respect to any breach or default thereof and Cox is not aware of any fact giving rise to a breach or default thereof. Subject to Permitted Encumbrances, except as otherwise disclosed in SCHEDULE 6.5 and except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, all Real Property listed on SCHEDULE 6.5 (including the improvements thereon) (i) is in reasonable operating condition and repair (subject to normal wear and tear) consistent with its present use,
(ii) is available for immediate use in the conduct of the business or operations of the Cox Systems, (iii) complies in all material respects with all applicable building or zoning codes or restrictive covenants and the regulations of any Governmental Authority having jurisdiction (iv) has full legal and practical access to public roads or streets and has all utilities and services necessary for the proper and lawful conduct and operation of the Cox Systems as presently utilized. Except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, all buildings, towers, guy wires and anchors, earth-receiving dishes and related facilities used in the operations of the Cox Systems are located entirely on the Cox Real Property, and together with all pole attachments, cable plant and cable installations, equipment and facilities used in connection with the Cox Systems are maintained, placed and located in accordance with the provisions of all applicable Legal Requirements, deeds, leases, licenses, permits or other legally enforceable arrangements. No condemnation of any of the Cox Real Property has occurred, is pending or, to the knowledge of Cox, threatened. Except as set forth on SCHEDULE 6.5, each Person upon or under or across whose property any of the Cox Assets are located, maintained, installed or operated (other than drop lines to customer dwellings) has granted to Cox such easements, licenses or rights of way as are necessary for the location, maintenance, installation and operation of such Cox Assets upon, over or under such property (the "Cox Easements"), and subject to Permitted

Encumbrances, as of the date of this Agreement Cox has and as of the Closing Date will have, a right to use the Cox Easements except where the failure to have any such Cox Easements would not, individually or in the aggregate, have a System Material Adverse Effect.

          6.6.  Tangible Personal Property.   Except with respect to leased
                --------------------------
property, Cox has and as of the Closing Date Cox will have, good title to all Cox Tangible Personal Property, and as of the Closing Date none of the Cox Tangible Personal Property will be subject to any Encumbrance, except for Permitted Encumbrances. The principal items of Cox Tangible Personal Property as of the date of this Agreement are listed on SCHEDULE 6.6. Except as set forth in SCHEDULE 6.6, the Cox Tangible Personal Property is in reasonable operating condition and repair (subject to normal wear and tear), and is available for immediate use in the conduct of the business or operations of the Cox Systems except for that which is subject to routine maintenance or repair. All items of cable plant, earth station and headend equipment included in the Cox Tangible Personal Property (i) have been maintained in a manner consistent in all material respects with generally accepted standards of good engineering practice and (ii) will permit the Cox Systems to operate in all material respects in accordance with the terms of the Cox Governmental Permits. The amount of the Cox Systems' inventory is sufficient to permit the continued maintenance and operation of the Cox Systems for at least a 30-day period.

          6.7.  Contracts.  Except as described on SCHEDULE 6.7, Cox is not a
                ---------
party to any of the following that relate to the Cox Systems other than the Excluded Assets: (i) pole attachment or line agreements and joint pole or line agreements, (ii) leases of personal property for a term exceeding one year or requiring payments of more than $50,000, (iii) agreements pursuant to which the Cox Systems receive or provide advertising sales representation services, (iv) agreements pursuant to which a Cox System has constructed or agreed to construct for third parties an institutional network or otherwise provides to third parties telecommunication services other than one-way video (v) agreements with commercial customers or bulk-billed customers pursuant to which such customers are charged in excess of $500 per month, (vi) multiple dwelling unit access agreements, (vii) construction and development agreements (other than agreements with installers and agreements where the remaining amount payable thereunder will be less than $50,000 as of the Closing) or (viii) noncompetition agreements or rights of first refusal that relate to the Cox Systems and are in favor of Cox . SCHEDULE 6.7 contains a true and correct list of all other Cox Contracts except for: (A) subscription agreements for cable television services provided by the Cox Systems with residential customers that are not bulk-billed, (B) oral employment contracts and miscellaneous service contracts terminable at will or on no more than 30 days notice without penalty and (C) any other contract not required to be listed pursuant to the first sentence of this Section 5.7 and not involving either liabilities under such contract exceeding $50,000 per year or any material nonmonetary obligation. Notwithstanding the foregoing, SCHEDULE
6.7 contains a separate and complete list of all retransmission consent agreements relating to the Cox Systems, other than those excluded pursuant to
Section 4.2.5, showing the expiration date of each. Cox has delivered to TCI true and complete copies of all written Cox Contracts listed in SCHEDULE 6.7. All of the Cox Contracts listed in SCHEDULE 6.7 are valid and binding and, to the knowledge of Cox, in full force and effect and legally enforceable in accordance with their terms upon the other parties thereto. There is not under any Cox Contract any default by Cox or, to the knowledge of Cox, any other party thereto or event which, after notice or lapse of time, or both, would constitute such a default, except for such defaults which, individually or in the aggregate, would not have a System Material Adverse Effect. To the knowledge of Cox (x) there has not been any threatened cancellation of any Cox Contracts (other than the cancellation of cable service by customers at normal and customary levels), (y) there are no outstanding disputes thereunder and (z) there is no basis for any claim of breach or default thereunder. Other than where expressly noted in SCHEDULE 6.7, no Affiliate of Cox is a party to any of the personal property leases disclosed on SCHEDULE 6.7.

          6.8.  Complete System. Except for those assets which are Cox Excluded
                ---------------
Assets, the Cox Assets comprise all of the assets (without material exception) necessary to conduct the business and operations of the Cox Systems as presently conducted.

          6.9.  Trademarks, Trade Names and Copyrights. SCHEDULE 6.9 contains a
                --------------------------------------
true and correct list of all material trade names used by Cox in its operation of the Cox Systems. Except as disclosed on SCHEDULE 6.9, Cox does not own or use any patent, patent right, or copyright that is material to the operation of any Cox System and Cox is not a party to any patent or copyright license or royalty agreement with respect to its operation of any Cox System, except for software licenses, licenses in respect of program material and obligations under the Copyright Act of 1976 applicable to cable television systems generally. Except as disclosed on SCHEDULE 6.9, Cox possesses or has the right to use all Intangibles used in the operation and conduct of the business of the Cox Systems without any conflicts with the rights of others that, individually or in the aggregate, would have a System Material Adverse Effect. All of the Intangibles are (a) either owned as of the date of this Agreement by Cox or will as of the Closing Date be owned by Cox free and clear of all Encumbrances, except for Permitted Encumbrances or (b) as of the date of this Agreement Cox has, and as of the Closing Date will have the valid and enforceable right to use such Intangibles. Cox is not aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Cox, threatened, with respect thereto, except for any infringement, claims or actions that would not have a System Material Adverse Effect.

          6.10. Information on Cox Systems.
                --------------------------

                6.10.1. SCHEDULE 6.10.1 lists for each of the Cox Systems as of the date referenced in SCHEDULE 6.10.1 (i) the total number of miles of fully completed and operational trunk and distribution cable, differentiating the number of miles of aerial plant and the number of miles of underground plant;
(ii) the number of dwellings (as defined below) and commercial premises passed,
(iii) the total number of Equivalent Billing Units, the number of Equivalent Billing Units that are residential and the number of Equivalent Billing Units that are commercial or bulk-billed, (iv) the bandwidth capacity of each such System specified in MHz, and (v) the number of channels activated throughout each System (i.e., over 100% of the plant miles). SCHEDULE 6.10.1 also describes
             - -
for each of the Cox Systems in which an upgrade is in progress, the number of miles and percentage of the cable plant that has been upgraded, the bandwidth and channel capacity of the upgraded plant and the anticipated rate of rebuild or expansion for the next four quarters.

                 6.10.2. As used in this Section 5.10, "dwellings" means a home or other residential unit that can be legally serviced by a System by using no more than 300 feet of drop cable.

                 6.10.3. The rates charged to customers for each class of service (including equipment, installation and late fees) for each of the Cox Systems as of the date of this Agreement, are set forth in SCHEDULE 6.10.3.

                 6.10.4. The Cox Systems duly and properly carry and deliver the channels indicated in SCHEDULE 6.10.4. Cox has obtained all required FCC clearances for the operation of the Cox Systems in all necessary aeronautical frequency bands.

                 6.10.5. Except as disclosed in SCHEDULE 6.10.5 and other than as expressly provided for in a Cox Contract disclosed in SCHEDULE 6.7, to the knowledge of Cox as of the date of this Agreement, Cox does not have and as of the Closing Date will not have, any obligation or understanding to pay third parties for the right to access multiple dwelling units, commercial establishments or subdivision developments, which obligation or understanding will extend beyond the Closing Date.

                 6.10.6. Except as described in SCHEDULE 6.10.6 there are no franchise, construction, fidelity, performance, or other bonds, surety instruments, letters of credit or other similar items posted or delivered by Cox in connection with the Cox Systems or the Cox Assets.

                 6.10.7. Except as described in SCHEDULE 6.10.7, the Cox Assets do not include any multi-point distribution system, multi-channel multi-point distribution system or satellite master antenna system that is not connected to a Cox System headend.

          6.11.  Financial Statements.
                 --------------------

                 6.11.1. SCHEDULE 6.11 contains true and complete copies of unaudited financial statements of Cox with respect to the Cox Systems containing balance sheets and statements of income as, at and for the 12 months ended December 31, 1993, 1994 and 1995 (collectively, the "Cox Financial Statements"). The Cox Financial Statements are prepared in accordance with GAAP consistently applied, except for the absence of footnotes and except as specifically described on Schedule 6.11. The Cox Financial Statements are in accordance with the books and records of Cox and present fairly the operating income and financial condition of the Cox Systems as at their respective dates and the results of operations for the periods then ended. Other than as described in
SCHEDULE 6.11, none of the Cox Financial Statements understates the true costs and expenses of conducting the business or operations of the Cox Systems or inflates the revenue of the Cox Systems because of the provision of services or the bearing of costs or expenses or the payment of fees by any other person or for any other reason.

           6.12. Employee Benefit Plans.
                 ----------------------

                 6.12.1. All Employee Plans and material Compensation Arrangements currently providing benefits to employees, former employees or independent contractors of the Cox Systems are listed and described in SCHEDULE 6.12, (the "Cox System Plans") and copies of any such written Cox System Plans (and any related insurance policies, trusts, etc.) and written descriptions of any unwritten Cox System Plans have been made available to TCI, along with copies of any currently available employee handbooks and any other documents used to describe such Cox System Plans to the covered individuals. Except as disclosed in SCHEDULE 6.12, there is not now in effect or scheduled as of the date of this Agreement, to become effective after the date of this Agreement, any new Cox System Plan or any amendment to an existing Cox System Plan which will materially affect the benefits of employees, former employees or independent contractors of the Cox Systems.

                 6.12.2. Each Cox System Plan has been adopted, amended and administered in compliance with its own terms and, where applicable, ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Legal Requirements, except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect.

                 6.12.3. Except as disclosed in SCHEDULE 6.12, no Multiemployer Plan provides or has ever provided benefits to any employee or former employee of the Cox Systems.

                 6.12.4. Except as disclosed in Schedule 6.12, neither Cox nor any entity under common control with Cox (under Sections 414(b),(c),(m) and (o) of the Code) is aware of the existence of any governmental audit or examination of any Cox System Plan or of any facts which would lead them to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Cox System Plan pending, or to the knowledge of Cox and each entity under common control with Cox (under Sections 414(b), (c), (m) and (o) of the Code), threatened against any Cox System Plan.

          6.13. Labor Relations. SCHEDULE 6.13 lists the names, positions and
                ---------------
dates of hire of all persons employed by Cox as of the date of this Agreement directly and principally in connection with the operation of the Cox Systems (the "Cox Employees"). Cox has no written or oral contracts of employment with any Cox Employee, other than (i) oral employment agreements terminable at will without penalty or (ii) those listed in SCHEDULE 6.7. Cox in the operation of the Cox Systems, has complied with all applicable Legal Requirements relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related taxes; except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect. Except as described in SCHEDULE 6.13, Cox is not a party to any collective bargaining agreement or other contract with any labor organization regarding any of the Cox Employees, and Cox has not recognized or agreed to recognize and is not required to recognize any union or other collective bargaining representative of the Cox Employees. Except as set forth in SCHEDULE 6.13, no union or other collective bargaining representative claims to represent or has been certified as representing any of the Cox Employees, nor has Cox received any requests from any party for recognition as a representative of the Cox Employees for collective bargaining purposes. Except as set forth in SCHEDULE 6.13, the Cox Employees are not engaged in or subject to any organizing activity with respect to any labor organization and, to the knowledge of Cox, no such activity is threatened. Except as set forth in SCHEDULE 6.13, there is no strike, work slowdown, picketing or any other labor disputes or controversies or proceedings pending or threatened between Cox and any of the Cox Employees or any labor union or collective bargaining representative claiming to represent any of the Cox Employees. Cox does not have any employment agreement of any kind, oral or written, express or implied, that would require the TCI Subsidiaries to employ any Person after the Closing Date.

          6.14. Tax Returns; Other Reports.  Cox has duly and timely filed in
                --------------------------
proper form all income, franchise, sales, use, property, excise, payroll and other tax returns and all other reports (whether or not relating to taxes) required to be filed with the appropriate Governmental Authority with respect to the Systems. All taxes, fees and assessments of whatever nature due and payable by Cox with respect to the Systems have been paid, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Except as set forth in SCHEDULE 6.14, there are no pending state or local sales tax audits relating to the Cox Systems. Except as set forth in
SCHEDULE 6.14, Cox has not received any property, sales and use, or franchise fee or tax audit notice or any other notice or assessment to the effect that there is any unpaid interest, penalty or taxes due or claimed to be due from Cox with respect to the Cox Assets or the business or operations of the Cox Systems.

          6.15. Claims and Legal Actions.  Except as set forth in SCHEDULE 6.15,
                ------------------------
as may affect the cable industry generally, and except for suits being defended by Cox's insurance carriers for which there is adequate coverage, there is (i) no legal action, counterclaim, suit, arbitration, (ii) to the knowledge of Cox, no claim or governmental investigation or (iii) no other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Cox, threatened against or relating to the Cox Assets or business or operations of the Cox Systems.

          6.16. Environmental Matters.
                ---------------------

                6.16.1. The Cox Real Property is in compliance with and, to the knowledge of Cox, has previously been operated in compliance with, all Environmental Laws, except for such noncompliance which, individually or in the aggregate, would not have a System Material Adverse Effect. Except as set forth in SCHEDULE 6.16 and except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, Cox has not generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, any Cox Real Property, transported any Hazardous Substances to or from any Cox Real Property or discharged any Hazardous Substances from any Cox Real Property into any body of water, directly or indirectly, or undertaken or caused to be undertaken any other activities relating to the Cox Real Property, which would support a claim or cause of action under any Environmental Law, and, to the knowledge of Cox, no other present or previous owner, tenant, occupant or user of any Cox Real

Property or any other Person has committed or suffered any of the foregoing. Except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, to the knowledge of Cox, no release of Hazardous Substances outside the Cox Real Property has entered or threatens to enter any Cox Real Property, nor is there any pending or threatened claim based on Environmental Laws that arises from any condition of the land surrounding any Cox Real Property. No claim or investigation based on Environmental Laws which relates to any Cox Real Property or any operations or conditions on it (i) has been asserted or conducted in the past or is currently pending against or with respect to Cox or, to the knowledge of Cox, any other Person or (ii) to the knowledge of Cox, is threatened or contemplated.

                6.16.2. Except as set forth in SCHEDULE 6.16 and except where the failure of the representations made in this sentence to be true and correct would not have a System Material Adverse Effect, to the knowledge of Cox, (i) no underground storage tanks are currently or have been located on any Cox Real Property, (ii) no Cox Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes, (iii) no building or other structure on any Cox Real Property contains friable asbestos, and (iv) there are no incinerators or cesspools on the Cox Real Property and all domestic waste is discharged into a public sanitary sewer system.

                6.16.3. Cox has provided TCI with complete and correct copies of
(i) all studies, reports, surveys or other materials in the possession of Cox relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Cox Real Property, (ii) all notices or other materials in the possession of Cox that were received during the past two years from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Cox Real Property or activities at the Cox Real Property and (iii) all materials in the possession of Cox relating to any claim, allegation or action by any private third party under any Environmental Law.

          6.17. Compliance with Laws.  Cox has complied and is in compliance
                --------------------
with all Legal Requirements applicable to the Cox Systems in the operation of the business and the ownership of the Cox Assets, except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect. Except as set forth in SCHEDULE 6.17, Cox has not received notice claiming a violation by Cox of any Legal Requirement applicable to the Cox Systems as it is currently conducted and to the knowledge of Cox, there is no basis for any claim that such a violation exists. The representations and warranties in this SECTION 6.17 do not apply to compliance with, or notices with respect to, the Communications Act and the rules and regulations of the FCC, as to which the representations and warranties in SECTION 6.19 will apply.

          6.18. Conduct of Business in Ordinary Course.  Except as set forth on
                --------------------------------------
SCHEDULE 6.18, since December 31, 1995, (i) Cox has conducted the business and operations of the Cox Systems only in the ordinary and usual course substantially in the same manner as previously conducted, (ii) the liabilities incurred or accrued in the ordinary course of business do not, individually or in the aggregate, have a System Material Adverse Effect, and (iii) Cox has not suffered any changes, events or conditions which have had a System Material Adverse Effect.

          6.19. FCC and Copyright Compliance.
                ----------------------------

                6.19.1. The operation of each of the Cox Systems has been, and is, in compliance with the Communications Act and the rules and regulations of the FCC, except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect and except for Legal Requirements with respect to rates charged to customers as to which the representations set forth in SECTION 6.19.2 shall apply. Cox has made all material filings required to be made with the FCC (including cable television registration statements, annual reports and aeronautical frequency usage notices) and has provided all material notices to customers required under the Communications Act and the FCC's rules and regulations. Cox is and since 1988 has been certified as in compliance with, the FCC's equal employment opportunity rules and the Cox Systems are in material compliance with all signal leakage criteria prescribed by the FCC. With respect to the Cox Systems, Cox has complied in all material respects with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC and other provisions of the Communications Act or the rules and regulations of the FCC pertaining to signal leakage, to utility pole make ready and to grounding and bonding of cable television systems (in each case as the same is currently in effect).

                6.19.2. Cox has complied in all material respects with the must carry and retransmission consent provisions of the Cable Act and the FCC rules and regulations promulgated thereunder as such provisions relate to the Cox Systems. Except as set forth in SCHEDULE 6.19, no written notices or demands have been received from the FCC, from any television station, or from any other Person, station, Governmental Authority or unit challenging the right of the Cox Systems to carry any signal or deliver the same. Except as set forth on SCHEDULE 6.19, Cox has used commercially reasonable efforts to establish rates charged to customers, effective since September 1, 1993, that would be allowable under rules and regulations promulgated by the FCC under the Cable Act, and any authoritative interpretation thereof, whether or not such rates were subject to regulation by any Governmental Authority, including the local franchising authority and/or the FCC, and such rates as computed under the FCC's rules and regulations are permitted rates except as set forth in SCHEDULE 6.19. Cox has delivered to TCI complete and correct copies of all FCC 393 Forms and FCC 1200 Series Forms provided to local franchising authorities or the FCC with respect to the Cox Systems and copies of all material correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to customers with respect to the Cox Systems, including, without limitation, copies of any complaints and responses filed with the FCC with respect to any rates charged to customers of the Cox Systems and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act claimed with respect to any of the Cox Systems. Cox makes no representation or warranty with respect to the effect of the cable television industry-wide dispute concerning music licensing fees. Except as set forth in
SCHEDULE 6.19, Cox has received no notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the Cable Act with respect to the Cox Systems and Cox has not agreed with any Governmental Authority to establish customer service standards for the Cox Systems that exceed the standards in the Cable Act. Cox has made no Cost of Service Election with respect to any of the Cox Systems.

                6.19.3. Cox has deposited on a timely basis with the U.S. Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act of 1976, as amended (the "Copyright Act"), with respect to the business and operations of the Cox Systems as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. Cox and the Cox Systems are in compliance with the Copyright Act and the rules and regulations of the U.S. Copyright Office, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Cox Systems, and except for such noncompliance which would not, individually or in the aggregate, have a System Material Adverse Effect. Except as set forth in SCHEDULE 6.19, to the knowledge of Cox, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other party which questions the copyright filings or payments made by Cox with respect to the Cox Systems.

                6.19.4. All necessary FAA approvals have been obtained with respect to the height and location of towers used in connection with the operation of the Cox Systems and are listed in SCHEDULE 6.19. The towers are being operated in compliance in all material respects with applicable FCC and FAA rules.

                6.19.5. A valid request for renewal has been timely filed pursuant to Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any Cox Franchise expiring within 30 months of the date of this Agreement.

          6.20. Accounts Receivable.   All of the accounts receivable which are
                -------------------
the subject of the adjustments provided in Sections 3.2.4 and 3.2.5 have arisen from bona fide transactions in the ordinary course of Cox's business consistent with past practice.

          6.21. Competitive Activity.  To the knowledge of Cox, as of the date
                --------------------
of this Agreement, except as set forth on SCHEDULE 6.21, (i) there are no third parties (as to TCI and Cox) operating cable television systems or overbuilds in the Cox Service Areas, and (ii) no Franchise or other operating authority for a cable television system has been granted to any third party (as to Cox and TCI) by the appropriate Governmental Authority in the Cox Service Areas, and, to the knowledge of Cox, no third party (as to Cox and TCI) is seeking such a Franchise or other operating authority. To the knowledge of Cox, no third party (as to Cox and TCI) intends to construct or operate any of the foregoing or is seeking to construct or operate any of the foregoing.

          6.22. Cure.  For all purposes under this Agreement, the existence or
                ----
occurrence of any events or circumstances that constitute or cause a breach of a representation or warranty of Cox made in this Agreement (including, without limitation, the schedules hereto) on the date such representation or warranty is made shall not constitute a breach of such representation or warranty if such event or circumstance is cured within 30 days of its existence or occurrence, but in no event later than 10 days prior to the date scheduled for Closing..

          6.23. Additional System(s).  The representations and warranties made
                --------------------
by Cox in this Article 6 relate to Cox and to the Cox Systems only and Cox does not make and shall not be deemed to have made any representations or warranties with respect to the Additional System(s).

     7.   Pre-Closing Covenants.
          ---------------------

          7.1.  Access to Premises and Records.  Between the date of execution
                ------------------------------
and delivery of this Agreement and the Closing Date, each of TCI and Cox will provide to the other and its representatives full access at reasonable times to all the premises, employees and books and records of the business and operations of the Systems and to all the Assets and will furnish to the other and its representatives all information regarding the business and operations of the Systems, including without limitation, the personnel records of the employees engaged in the operations of the Systems and the Assets as the other may from time to time reasonably request. Notwithstanding any investigation that TCI or Cox may conduct of the business and operations of the Systems and the Assets to be transferred to it, each of TCI and Cox, may fully rely on the other's representations, warranties, covenants and indemnities, which will not be waived or affected by or as a result of such investigation. For a period of three years after the Closing, upon prior notice and during normal business hours, each party will provide the other party and its successors or permitted assigns reasonable assistance with and access to all of the books, records, reports, Contracts and other information from files and records transferred from such party at the Closing, for purposes of examining, preparing extracts and photocopying such materials.

          7.2.  Continuity and Maintenance of Operations.   Except as disclosed
                ----------------------------------------
in SCHEDULE 7.2A (TCI) and SCHEDULE 7.2B (Cox), or as Transferee may otherwise agree in writing, during the period from the date of this Agreement until the
Closing:

                7.2.1. Each TCI Subsidiary and Cox will continue to operate the Systems owned by it in the ordinary course consistent with past practices (including taking budgeted or planned rate increases, continuing to make budgeted marketing, advertising and promotional expenditures with respect to the Systems and including completing line extensions, placing conduit or cable in new developments, fulfilling installation requests and continuing work on existing construction projects) and will use its commercially reasonable efforts to keep available the services of its employees employed in connection with the Systems and to preserve any beneficial business relationships with franchising authorities, customers, suppliers and others having business dealings with it relating to the Systems. Notwithstanding the foregoing, once a TCI Subsidiary or Cox, as applicable, has expended for the purposes described in Section 7.20 the amount set forth in SCHEDULE 3.2.6 for a System, such party shall have no obligation to complete line extensions, place conduit or cable in new developments, or fulfill installation requests if the applicable project involves (A) passing on average fewer than 20 residential dwellings, multiple dwelling units and/or commercial establishments per mile or (B) the expenditure of more than $50,000, unless requested or consented to by Transferee of such
System pursuant to Section 7.20.   Without limiting the generality of the
foregoing, each TCI Subsidiary and Cox will maintain (i) the Assets of its Systems in reasonable operating condition and repair, (ii) insurance as in effect on the date of this Agreement, (iii) inventories of equipment and supplies at levels sufficient to support operations for 30 days, and (iv) all of its business books, records and files in the ordinary course of business in accordance with past practices. Each TCI Subsidiary and Cox will not itself, and will not permit any of its officers, directors, shareholders, agents or employees or Affiliates to, pay any of its customer accounts receivable (other than for their own residences) prior to the Closing Date. Each TCI Subsidiary and Cox will continue to implement its procedures for disconnection and discontinuance of service to customers whose accounts are delinquent in accordance with those procedures in effect on the date of this Agreement.

                7.2.2. Except to the extent required by law (of which Transferor shall give notice to Transferee) after the date of this Agreement, each TCI Subsidiary and Cox will not, without the prior written consent of Transferee (which will not be unreasonably withheld or delayed): (i) change customer rates for any tier of service or charges for remotes or installation except to the extent required under the Cable Act or any other Legal Requirement, provided, however, that if it changes such rates in order to so comply, it will provide Transferee with copies of any FCC forms used to determine the new rates; (ii) make channel additions, channel substitutions, change the channel lineups or implement any retiering or repackaging of cable television programming offered by any of its Systems; (iii) make any Cost of Service Election or filing based on the "effective competition" provisions of the Cable Act with respect to any of its Systems or change billing, collection, installation, disconnection, marketing or promotional practices; (iv) sell, transfer, lease, assign or otherwise dispose of any of the Assets (except for assets consumed in the ordinary course of business or in conjunction with the acquisition of replacement property of equivalent kind and value); (v) create, assume or permit to exist any Encumbrance on any Asset, except for Permitted Encumbrances; (vi) amend, terminate or renew (other than on the same or substantially similar terms and conditions) any of the Governmental Permits, Contracts, Real Property interests or any other contract or agreement (other than those constituting Excluded Assets) which affects or is related to its Systems or the business;
(vii) enter into any contract or commitment (including any renewal of an existing Governmental Permit, Contract or Real Property interest other than on the same terms and conditions) or incur any indebtedness or other liability or obligation of any kind relating to the Systems or the Business which will be an Assumed Liability of Transferee involving an expenditure in excess of $50,000; or (viii) engage in any selling or marketing campaigns or promotional activities not in the ordinary course of business, consistent with past practice; (ix) take or omit to take any commercially reasonable action that would cause it to be in breach of any of its representations or warranties in this Agreement; (x) make any material increase in compensation payable or to become payable to its employees employed at the Systems or make any material change in personnel policies; (xi) enter into any agreement with or commitment to any competitive access provider with respect to the Systems, or (xii) enter into any proposed resolution with the FCC regarding or relating to rates charged or chargeable for cable television services on the Systems.

                7.2.3. No TCI Subsidiary or Cox shall, without the prior written consent of Transferee (which shall not be unreasonably withheld or delayed) enter into any new contract or amendment or renewal of any existing contract with any broadcaster concerning retransmission consents relating to the Systems; provided, however, that Transferee's consent shall not be required for retransmission consent agreements that (i) Transferee will not be obligated or required for operational reasons to assume at Closing, or (ii) are on substantially the same terms as the expiring retransmission consent agreement being replaced or renewed.

                7.2.4. For purposes of this Section 7.2, in each case where Transferor requests Transferee's consent for a proposed action, Transferee shall respond as soon as practicable, but in any event within five Business Days of Transferee's receipt of the request for consent; provided however if the action proposed by Transferor requiring Transferee's consent requires a quicker decision by Transferee, then Transferee shall use every effort to reach a decision on the proposed action within the time frame required for such action.

           7.3. Employee Benefit Matters.
                ------------------------

                7.3.1. Transferee has no obligation to employ any of Transferor's employees employed at the Systems. TCI or Cox, as applicable, in its capacity as Transferor agrees that it will provide Transferee with notice at least 90 days before the Closing Date of any employees of the Systems that Transferor intends to retain and reassign on or prior to Closing. TCI or Cox, as applicable, in its capacity as Transferee agrees that it will provide Transferor with notice of which employees of the Systems Transferee intends to hire at least 75 days before the Closing Date .

                7.3.2. As of the Closing Date, TCI or Cox, as applicable, in its capacity as Transferor shall terminate the employment of all employees of Transferor engaged in the operations of the Systems. TCI or Cox, as applicable, in its capacity as Transferor shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any of its employees, including without limitation, any wages, salaries, sick pay, accrued vacation in excess of the amount Transferee assumes pursuant to Section 7.3.4 below, payments under any employment, incentive, compensation or bonus agreements, benefits under any Employee Plan or Compensation Arrangement or any other payments on account of termination. TCI or Cox, as applicable, in its capacity as Transferor shall assume full responsibility and liability for offering and providing "continuation coverage" to any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by Transferor and who has experienced a "qualifying event" or is receiving "continuation coverage" on or prior to the Closing Date. "Continuation coverage," "qualified beneficiary," "qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.
                                                           -- ---

                7.3.3. TCI or Cox, as applicable, in its capacity as Transferee shall offer health plan coverage, on terms and conditions determined by Transferee, to all of the full-time employees of the Systems which Transferee elects to hire as of the Closing Date. For purposes of providing such coverage, TCI or Cox, as applicable, in its capacity as Transferee shall waive all preexisting condition limitations for all employees of the Systems, which are covered by the Transferor's health care plan as of the Closing Date (other than known preexisting conditions which were excluded by Transferor's health care plan) and shall provide such health care coverage effective as of the Closing Date without the application of any eligibility period for coverage. In addition, TCI or Cox, as applicable, in its capacity as Transferee shall credit all payments made by employees of Transferor toward deductible, co-payment and out-of-pocket limits under Transferor's health care plans for the plan year which includes the Closing Date as if such payments had been made for similar purposes under Transferee's health care plans during the plan year which includes the Closing Date, with respect to employees of the Systems employed by Transferee as of the Closing Date.

               7.3.4 For each employee of Transferor whom Transferee hires on the Closing Date, TCI, L.P. or Cox, as applicable, in its capacity as Transferee shall (i) provide to such employee the same amount of paid vacation as that employee had accrued but not taken as an employee of Transferor as of the Closing Date; provided, that the amount of accrued vacation provided to such employee by Transferee under this Section 7.3.4 shall be limited to the maximum amount of vacation permitted to be accrued by employees of the Transferee in accordance with Transferee's standard practices; (ii) permit such employee to participate in Transferee's employee benefit plans to the same extent as similarly situated employees of Transferee and their dependants; and (iii) give such employee credit for his or her past service with Transferor as of the Closing Date (including past service with any prior owner or operator of Transferor's Systems to the extent data with respect to such past service credit is provided to Transferee within a reasonably practicable period of time after the Closing) for purposes of eligibility and vesting, but not for benefit accrual purposes, under Transferee's Employee Plans and Compensation Arrangements in accordance with Transferee's standard practices; provided, that no past service credits shall be required with respect to the Transferee's post-retirement medical benefits.

               7.3.5 If the parties mutually agree to an asset transfer, TCI or Cox, as applicable, in its capacity as Transferor shall cooperate with Transferee in arranging transfers from Transferor's 401(k) plan to Transferee's 401(k) plan with respect to those employees of the Systems who become employed by Transferee following the Closing in accordance with this Section 7.3.

               7.3.6 If TCI or Cox, as applicable, in its capacity as Transferee discharges within 90 days of Closing any former employees of Transferor hired by Transferee at Closing, and such employees would have been entitled to severance payments pursuant to Transferor's severance benefits plan if such employees had been discharged without cause by Transferor in accordance with Section 7.3.2 and not been hired by Transferee as of Closing, then TCI or Cox, as applicable, in its capacity as Transferee shall pay severance benefits to such employees in accordance with Transferor's severance benefit plan listed on SCHEDULE 5.12 (TCI SYSTEMS) OR SCHEDULE 6.12 (COX SYSTEMS) to the extent such plan would have paid severance to any such employees if they had not been hired by Transferee at Closing.

               7.3.7 This Section 7.3 shall operate exclusively for the benefit of Transferor and Transferee and not for the benefit of any other person including, without limitation, any current, former or retired employee of Transferor or Transferee.

          7.4  Broker's Fees. Each party hereto represents and warrants to the
               -------------
other that neither it nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement, except for

Daniels & Associates whose fee shall be borne equally by TCI on the one hand and by Cox on the other. Each party agrees to indemnify and hold harmless the other against any fee, commission, loss or expense arising out of any claim by any other broker or finder employed or alleged to have been employed by it.

          7.5  Required Consents and Estoppel Certificates.
               -------------------------------------------

               7.5.1 TCI or Cox, as applicable, in its capacity as Transferor will use its commercially reasonable efforts to obtain, as soon as possible and at its expense, all the Required Consents, in form and substance reasonably satisfactory to Transferee; provided that Transferor's commercially reasonable efforts shall not require Transferor to make any payments to any person from whom such Required Consents are sought (other than normal or customary filing fees, administrative costs or professional fees and expenses related to obtaining such consents). TCI or Cox, as applicable, in its capacity as Transferee will cooperate with Transferor to obtain all Required Consents, but Transferee will not be required to (i) make any payment to any Person from whom such Required Consent is sought, or (ii) accept any changes in, or the imposition of any adverse condition to, any Contract or Governmental Permit as a condition to obtaining any Required Consent other than changes to any Contract or Governmental Permit that do not impose any (A) monetary obligations (except for increased Franchise fee payments to the maximum extent permitted by applicable law) or (B) material nonmonetary obligations upon Transferee or (C) significant expansion of the rights of the other contracting party or the franchising authority from whom such consent is sought. Transferee agrees that it will not, without the prior written consent of Transferor (which may be withheld at Transferor's sole discretion), seek amendments or modifications to existing Franchises or Contracts. Transferee will, at Transferor's request, promptly furnish Transferor with copies of such documents and information with respect to Transferee, including financial information and information relating to the cable and other operations of Transferee and any of its Affiliates or related companies, as Transferor may reasonably request in connection with the obtaining of any consents to the transactions contemplated by this Agreement or as may be reasonably requested by any Person in connection with any consent or approval of such Person to the transactions contemplated by this Agreement. Transferor also will use its commercially reasonable efforts to obtain, at its expense, a nondisturbance agreement (in a form mutually agreeable to Transferor and Transferee) from the lessor's lenders for each Real Property leasehold interest indicated with an asterisk on SCHEDULE 5.5 (where Transferor is TCI) and SCHEDULE 6.5 (where Transferor is Cox), and such estoppel certificates or similar documents from lessors who are parties to Contracts as Transferee may reasonably request or which are necessary to effect a transfer.

               7.5.2 Notwithstanding the foregoing, TCI or Cox, as applicable, in its capacity as Transferor will have no further obligation to obtain Required
Consents: (i) with respect to license agreements relating to pole attachments where the licensing party will not, after Transferor's exercise of commercially reasonable efforts, consent to an assignment of such license agreement but requires that Transferee enter into a new agreement with such licensing authority, in which case Transferee shall use its reasonable efforts to enter into such agreement as soon as possible and Transferor will cooperate with and assist Transferee in obtaining such agreements; provided however that Transferee's commercially reasonable efforts shall not require Transferee to take any action of the type that Transferor is not required to take pursuant to Subsection 7.5.1 hereof; and (ii) for any business radio license which Transferor reasonably expects can be obtained within 120 days after the Closing and so long as a temporary authorization is available to Transferee under FCC rules with respect thereto.

               7.5.3 As soon as practicable after the date of this Agreement, but in any event not later than 45 days after the date of this Agreement the parties will each cooperate with the other to assist in completing and will complete and file, or cause to be completed and filed with the appropriate Governmental Authority, an FCC Form 394 with respect to each System as to which such Form 394 is required.

               7.5.4. TCI or Cox, as applicable, in its capacity as Transferee shall take all commercially reasonable action, and execute and deliver all reasonably necessary documents to ensure that on the Closing Date Transferee has delivered such bonds, letters of credit, indemnity agreements and similar instruments in such amounts and in favor of such franchisors or other persons requiring the same in connection with the Franchises and Contracts being assumed by Transferee at Closing.

          7.6  Title Commitments and Surveys.  Within 60 days after the
               -----------------------------
execution of this Agreement, TCI or Cox, as applicable, in its capacity as Transferee will order (i) commitments for owner's title insurance policies on all Real Property owned by Transferor, (ii) commitments for lessee's title insurance policies for all Real Property leased by Transferor which is used for headend or tower sites and (c) an ALTA survey on each parcel of owned Real Property for which a title insurance policy is to be obtained. The title commitment will evidence a commitment to issue an ALTA title insurance policy from a nationally recognized title insurance company such as First American Title Company or Chicago Title Insurance Company, insuring good, marketable and indefeasible fee simple (or leasehold, if applicable) title to each parcel of the Real Property contemplated above for such amount as Transferee directs and will contain no exceptions except for items which in Transferee's reasonable opinion do not adversely affect (other than in an immaterial way as to any individual parcel) the good, marketable and indefeasible title to or Transferee's access or quiet use or enjoyment of such Real Property in the manner such Real Property is presently used or in the normal conduct of the Business. At the Closing, TCI or Cox, as applicable, in its capacity as Transferor will cause Transferee to receive, at Transferor's expense, title commitments with respect to owned Real Property redated to the date and time of Closing.

           7.7 Environmental Investigations.
               ----------------------------

               7.7.1 As soon as practicable after the date of this Agreement (but in no event more than 90 days after the date of this Agreement), TCI and Cox, as applicable, in its capacity as Transferee will obtain a Phase I environmental audit of the Real Property (which shall include a limited asbestos survey) to be transferred to Transferee at Closing, or on such parcels of the Real Property as Transferee may determine. Transferee shall engage a nationally known environmental auditing company to perform the aforesaid audit. Transferor will comply with any reasonable request for information made by Transferee or its agents in connection with any such investigation and shall afford Transferee and its agents access to all operations of the Systems, including without limitation all areas of the Real Property, at reasonable times and in a reasonable manner in connection with any such investigation.

               7.7.2 In the event that as a result of any of the environmental investigations, a nationally known environmental auditing company determines that remedial action is required by law, Transferee shall promptly notify Transferor. If Transferee's environmental expert determines that remedial action is required, Transferor shall have the right to engage a nationally known environmental auditing company to provide a second opinion, in which case the parties agree to use an average of the two estimates for purposes of this
Section 7.7.2. Subsequent to the determination of the estimates of the remediation costs and subject to Transferee's prior written consent (which consent shall not be unreasonably withheld), Transferor may acquire or lease (as applicable) a substantially similar parcel of real property to substitute for the Real Property that is subject to the environmental problem, in which case
(A) Transferor shall bear all costs and expenses (direct, indirect and consequential) in any way related to the identification and acquisition of such real property, and the construction and relocation of System plant and facilities resulting from such substitution of the Real Property, and (B) the Real Property with the environmental problem shall be deemed an Excluded Asset. In the event Transferor does not promptly propose such a substitution or Transferor and Transferee do not agree on any material aspect of a proposed substitution, then the parties shall proceed as follows: (i) Transferor shall cause such remedial action to be performed in accordance with all applicable Environmental Laws, if the aggregate cost thereof is $1,000,000 or less for a single parcel of Real Property and $10,000,000 or less for all parcels of Real Property; and (ii) if the cost of such remedial action exceeds $1,000,000 for a single parcel of Real Property or $10,000,000 for all parcels of Real Property and Transferor does not elect to cause remedial action to be performed in accordance with applicable Environmental Laws, Transferee may elect either to terminate this Agreement, or to accept a transfer of the Assets without such remedial action having been taken, subject to an adjustment to the Cash Consideration paid at Closing equal to the required remediation costs but in no event more than $1,000,000 for each parcel of Real Property for which the estimated remediation exceeds $1,000,000 and an aggregate of $10,000,000. If Transferor remediates or Transferee accepts the transfer of the Assets subject to an adjustment in Cash Consideration pursuant to clause (ii), then Transferee shall not be entitled to rely for any purpose on the representations and warranties of Transferor or to seek indemnification to the extent they relate to the specific environmental problem requiring remediation and the specific property subject to the remediation requirement.

          7.8  HSR Notification.  As soon as practicable, but not later than 30
               ----------------
days after the date of this Agreement, each party will complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act with respect to the transactions contemplated hereby. Each of the parties will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. The parties shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties shall use their respective commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Notwithstanding anything to the contrary in this Agreement, if either party, in its reasonable business judgment, considers the imposition of a condition upon the transactions by a governmental agency to be materially adverse to such party, such party may terminate this Agreement. Each Transferee will pay the filing fees payable by such Transferee in connection with Transferee's filing under the HSR Act.

          7.9   No Shop.  Neither TCI nor Cox nor any of their respective
                -------
Affiliates or any agent or representative of any of them will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement, directly or indirectly (i) solicit or initiate the submission of proposals or offers from any Person for,
(ii) participate in any discussions pertaining to or (iii) furnish any information to any Person other than the other party hereto relating to, any direct or indirect acquisition or purchase of all or any portion of the Assets, the Systems or its stock.

          7.10. Notification of Certain Matters.  TCI or Cox, as applicable, in
                -------------------------------
its capacity as Transferor will promptly notify Transferee of any fact, event, circumstance or action (i) which, if known on the date of this Agreement, would have been required to be disclosed to Transferee pursuant to this Agreement or
(ii) the existence or occurrence of which would cause any of Transferor's representations or warranties under this Agreement not to be correct and complete, including, without limitation, any fact, event, circumstance or action that would have been required to be disclosed on SCHEDULE 5.13 (TCI) or 6.13
(Cox).

          7.11. Risk of Loss; Condemnation.
                --------------------------

                7.11.1. Transferor will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage is so substantial as to prevent normal operation of any material portion of any of the Systems or the replacement or restoration of the lost or damaged property prior to Closing, Transferor will immediately notify Transferee of that fact and Transferee, at any time within 10 days after receipt of such notice, may elect by written notice to Transferor either to (i) waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with the terms of this Agreement or (ii) terminate this Agreement. If Transferee elects so to terminate this Agreement, Transferee and Transferor will be discharged of any and all obligations hereunder. If Transferee elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage will be delivered by Transferor to Transferee, or the rights to such proceeds will be assigned by Transferor to Transferee if not yet paid over to Transferor, and Transferor will pay to Transferee an amount equal to the difference between the amount of such insurance proceeds and the full replacement cost of the damaged or lost Assets as reasonably agreed to by the parties.

               7.11.2. If, prior to the Closing, all or any part of or interest in the Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Transferor or Transferee that it intends to condemn all or any part of or interest in the Assets and such taking is so substantial as to prevent normal operation of any material portion of any of the Systems (such event being called, in either case, a "Taking"), then subject to Transferee's prior written consent (which consent shall not be unreasonably withheld), Transferor may acquire or lease (as applicable) substantially similar property to substitute for the Assets that are subject to the Taking, in which case (A) Transferor shall bear all costs and expenses (direct, indirect and consequential) in any way related to the identification and acquisition of such Assets, and any construction and/or relocation of System plant and facilities resulting from the substitution of the property. If Transferor does not promptly propose such a substitution, or Transferor and Transferee do not reach agreement on any material aspect of such substitution of the Assets subject to a Taking then (Y) Transferee may terminate this Agreement or (Z) if Transferee does not elect to terminate this Agreement, then (i) Transferee will have the sole right, in the name of Transferor, if Transferee so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (ii) Transferor will be relieved of its obligation to convey to Transferee the Assets or interests that are the subject of the Taking, (iii) at the Closing, Transferor will assign to Transferee all of Transferor's rights to all damages payable with respect to such Taking and will pay to Transferee all damages previously paid to Transferor with respect to the Taking and (iv) following the Closing, Transferor will give Transferee such further assurances of such rights and assignment with respect to the taking as Transferee may from time to time reasonably request.

          7.12. Lien and Judgment Searches.  TCI or Cox, as applicable, in its
                --------------------------
capacity as Transferor will deliver to Transferee, not more than 60 days after the date of this Agreement, the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exist tangible Assets, and in the state and county where Transferor's principal offices are located, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company.

          7.13. Transfer Taxes, Fees and Expenses. TCI or Cox, as applicable, in
                ---------------------------------
its capacity as Transferor will be responsible for the payment of any federal, state or local sales, income, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any Governmental Authority with respect to the transfer of its Assets pursuant to this Agreement. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

          7.14. Noncompetition; Nonsolicitation.  TCI or Cox, as applicable, in
                -------------------------------
its capacity as Transferor covenants to execute and deliver at Closing a noncompetition and nonsolicitation agreement substantially in the form attached hereto as Exhibit D (the "Noncompetition and Nonsolicitation Agreement").
          ---------

          7.15. Cooperation; Satisfaction of Conditions.  Each party shall
                ---------------------------------------
cooperate fully with the other and their respective counsel, accountants and other business personnel in connection with any action required to be taken as part of their respective obligations under this Agreement, and each party shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use diligent efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder. Except as otherwise expressly provided herein, each party will use its commercially reasonable efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in Section 9, provided that Transferee will not be required to agree to any increase in the amount payable with respect to, or any modification that makes more burdensome in any material respect, any of the Assumed Liabilities.

          7.16. Confidentiality.  Each party shall keep secret and hold in
                ---------------
confidence for a period of two years following the date hereof, any and all information relating to the other party that is confidential to such other party (it being understood and agreed that all proprietary information of Transferor that is included among the Assets shall become the proprietary information of Transferee upon Closing), other than the following: (i) information that has become generally available to the public other than as a result of a disclosure by such party; (ii) information already known to Transferee prior to its disclosure by Transferor, (iii) information that becomes available to such party or an agent of such party on a nonconfidential basis from a third party having no obligation of confidentiality to a party to this Agreement; (iv) information that is required to be disclosed by applicable law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such affiliate are listed or traded; and (v) disclosures made by any party as shall be reasonably necessary in connection with obtaining the Required Consents; provided, however, in connection with disclosure of confidential information under (iv) and (v) hereof, the disclosing party shall give the other party hereto timely prior notice of the anticipated disclosure and the parties shall cooperate in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of such material. Each party may also disclose such information to employees, consultants, advisors, agents and actual or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement. Each party's obligation to hold information in confidence will be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information.

          7.17. Publicity.  No party hereto will issue any press release or
                ---------
otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other party (which consent shall not be unreasonably withheld), except as may be required by applicable Legal Requirements, in which event the party required to make the release or announcement shall, if possible, allow the other party reasonable time to comment on such release or announcement or obtain a protective order at its own expense in advance of such issuance.

          7.18. Billing Services. At Closing, TCI, L.P. and Cox will execute and
                ----------------
deliver an Agreement to Provide Billing Services in a form mutually agreeable to the parties. The Agreement to Provide Billing Services will provide that TCI or Cox, as applicable, in its capacity as Transferor or its agent will perform billing services for Transferee with respect to the Systems received by Transferee for the 180-day period immediately following Closing and Transferee will pay Transferor a fee of 70c per customer per month for such services.

          7.19. Delivery of Financial Information.    TCI or Cox, as applicable,
                ---------------------------------
in its capacity as Transferor shall deliver to Transferee within 30 days after the end of each month ending between the date of this Agreement and the Closing Date a statement of income and expense for the month previously ended and such other financial information (including information on payables and receivables) as Transferee may reasonably request. The income statements delivered by Transferor to Transferee pursuant to this Section shall be in accordance with the books and records of the Systems and shall present fairly in all material respects the results of operations of the Systems for the year-to-date periods then ended. Promptly after the preparation thereof, Transferor shall deliver to Transferee copies of any other financial statements, subscriber counts and other operational data regularly prepared by Transferor for its internal use; provided that Transferor shall not be required to make and shall not be deemed to make any representation or warranty concerning any such information delivered to Transferee (other than that the information furnished to Transferee is a true and complete copy of the information prepared by Transferor for its internal use).

          7.20. Capital Expenditures.  From the date of this Agreement until
                --------------------
Closing, TCI or Cox, as applicable, in its capacity as Transferor agrees to make capital expenditures for purposes of completing line extensions, placing conduit or cable in new developments, fulfilling installation requests, and upgrading cable plant and converters in each of Transferor's Systems in the amounts set forth on SCHEDULE 3.2.6. Without limiting the foregoing, Cox agrees to complete
the Quad Cities Rebuild prior to Closing.   Transferee may request Transferor to
make capital expenditures in excess of the budgeted amounts set forth in
SCHEDULE 3.2.6, provided, however, that any capital expenditures that Transferor may agree to make at Transferee's request prior to Closing in excess of the budgeted amounts indicated in SCHEDULE 3.2.6, shall be credited to Transferor for purposes of adjusting the Cash Consideration as provided in Section 3.2.6 hereof. Notwithstanding the foregoing, the consent of Transferee shall not be required for Transferor to complete line extensions, place conduit or cable in new developments, or fulfill installation requests if the applicable project (A) passes on average 20 or more residential dwellings, multiple dwelling units and/or commercial establishments per mile and (B) involves the expenditure of less than $50,000, and Transferor shall receive a credit pursuant to Section
3.2.6 for the cost of any such projects to the extent Transferor has then expended at least the amount set forth on SCHEDULE 3.2.6 for such System.

          7.21. Franchise Renewals. TCI or Cox, as applicable, in its capacity
                ------------------
as Transferor shall file all requests for renewal under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any Franchise at least 30 months prior to the expiration of any such Franchise, provided that Transferor shall consult with Transferee prior to the filing of any such renewal requests. Transferor shall use commercially reasonable efforts to pursue all requests for renewal in consultation with Transferee.

          7.22.  Use of Transferor's Name.  For a period of 90 days after the
                 ------------------------
Closing Date, TCI or Cox, as applicable, in its capacity as Transferee may continue (but only to the extent reasonably necessary) to operate the System using Transferor's name and all derivations and abbreviations of such name and related trade names and marks in use in the Systems on the Closing Date, such use to be in a manner consistent with the way in which Transferor has used the marks. Within 90 days after the Closing Date, Transferee will discontinue using and will dispose of all items of stationery, business cards and literature bearing such names or marks. Notwithstanding the foregoing, Transferee will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in customer homes or properties, or as are used in similar fashion making such removal or discontinuation impracticable for Transferee. Transferor will be entitled to indemnification (as provided in Section 12.3) with respect to Transferee's misuse of such names and marks.

          7.23.  Completion of the Contribution.  TCI shall complete the
                 ------------------------------
Contribution prior to Closing.

          7.24.  Certain Post-Closing Covenants.   Each of TCI, L.P. and Cox
                 ------------------------------
shall maintain ownership of sufficient cable television assets to maintain a positive Net Worth of not less than $50,000,000 at all times during the period beginning on the Closing Date and ending on the last day of the fourth full calendar quarter immediately following the Closing Date. Each of TCI, L.P. and Cox shall deliver to the other within 75 days after the end of each of the four full calendar quarters immediately following the Closing Date a certificate (a "Cash Flow Certificate") signed by an officer of such entity (without personal liability) certifying compliance with this minimum Net Worth standard for the preceding calendar quarter. For purposes of this Section 7.24, "Net Worth" shall mean the amount obtained by multiplying such party's Annualized Cash Flow by 10 and subtracting from the product thereof, the amount of such party's liabilities (determined in accordance with GAAP and including both reported liabilities and pledges) as of the last day of the calendar quarter immediately preceding the date of delivery of the Cash Flow Certificate.

          7.25.  Updated Schedules.  Not less than five Business Days prior to
                 -----------------
Closing, each of TCI and Cox will deliver to the other revised copies of each of the Schedules applicable to it or its System which shall have been updated to the date of delivery and marked to show any changes occurring between the date of this Agreement and the date of delivery (but not copies of Schedules where no changes need to be reflected).

          7.26.  Leased Vehicles.  Each of TCI and Cox will, at or prior to the
                 ---------------
Closing, pay the remaining balances on any leases for vehicles included in its Tangible Personal Property and will deliver title to such vehicles, free and clear of all Encumbrances other than Permitted Encumbrances, to the other party at the Closing.

          7.27.  DCR/DMX.  Each of TCI and Cox shall (i) use commercially
                 -------
reasonable efforts to obtain authorization for the other party to utilize DMX and DCR respectively for a period of 90 days after Closing pending conversion of such music services from one programmer to the other, and (ii) permit Transferee to utilize the DMX or DCR music converter boxes for a period of

90 days after Closing. Upon the earlier of the conversion of music services or the termination of such 90-day period, Transferee shall return the music converter boxes to Transferor.

          7.28.  Additional System(s).
                 --------------------

                 7.28.1. Cox agrees to acquire and will cooperate with TCI in acquiring one or more cable television systems which are identified, designated and valued by TCI (the "Additional System"). If such Additional System is identified and designated by TCI on or within 45 days after the Closing Date and acquired on or before the Outside Additional System Closing, then such Additional System shall be transferred to TCI effective as of the Closing Date. If Cox acquires or will acquire the Additional System on or prior to the Additional System Outside Closing date, TCI and Cox will cooperate with each other to make such amendments or changes to this Agreement or enter into such other agreements or execute such other documents necessary or desirable to consummate the transactions contemplated by this Section.

                 7.28.2. Cox shall reasonably cooperate with TCI and each shall consult with the other with respect to the negotiation of the Additional System Agreement to be entered into by TCI. TCI shall assign its rights to acquire the Additional System assets to Cox and the Additional System assets shall be exchanged with TCI as provided herein. TCI shall bear all costs and expenses incurred by Cox or TCI in connection with the acquisition of the Additional System(s), including, without limitation, all fees and expenses of any investment banker, investment advisor, broker, finder or agent employed by TCI or Cox in connection with the transactions contemplated in the Additional System Agreement.

          7.29.  Interim Financial Statements.  Each of TCI and Cox shall
                 ----------------------------
deliver unaudited quarterly financial statements for each of the Systems owned by it for each calendar quarter ending between the date of this Agreement and the Closing Date (the "Interim Financial Statements"). The Interim Financial Statements shall contain balance sheets and statements of income as, at and for the three months then ended. The Interim Financial Statements shall be prepared in accordance with GAAP consistently applied, except for the absence of footnotes. The Interim Financial Statements shall be in accordance with the books and records of TCI and Cox, as the case may be, and present fairly the operating income and financial condition of the TCI Systems and the Cox Systems, as the case may be, as at their respective dates and the results of operations for the periods then ended. None of the Interim Financial Statements shall understate the true costs and expenses of conducting the business or operations of the TCI Systems or the Cox Systems, as the case may be, or inflate the revenue of the TCI Systems or the Cox Systems, as the case may be, because of the provision of services or the bearing of costs or expenses or the payment of fees by any other person or for any other reason.

          7.30.  Iowa Microwave Interconnect.  For a period of 90 days beginning
                 ---------------------------
on the Closing Date, TCI, L.P. agrees to deliver to the Council Bluffs headend, those signals currently being delivered to that headend via the Iowa microwave path.

      8.  Closing.
          -------

          The Closing of the transactions contemplated by this Agreement will be held on a date acceptable to the parties that is within 30 days after all conditions to the Closing contained in this Agreement (other than those based on acts to be performed at the Closing) have been satisfied or waived. The Closing will be held at 10:00 a.m. local time at the offices of Dow, Lohnes & Albertson located at One Ravinia Drive, Suite 1600, Atlanta, Georgia 30346, or will be conducted by mail or at such place and time as the parties may agree.

      9.  Conditions to Closing.
          ---------------------

          9.1.   Conditions to the Obligations of Transferee and Transferor. The
                 ----------------------------------------------------------
obligations of each party to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver by both parties in writing, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date of each of the following conditions:

                 9.1.1. All filings under the HSR Act have been made and the applicable waiting period has expired or been earlier terminated without the receipt of any objection or the commencement of any threat of litigation by any Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                 9.1.2. No action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement the result of which is to enjoin, restrain, prohibit or obtain substantial damages in respect of any of the transactions contemplated by this Agreement, or which would (i) prohibit Transferee's ownership or operation of all or a material portion of the business or operations of the Systems or the Assets, (ii) compel Transferee to dispose of or hold separate all or a material portion of the Systems, the business or operations of the Systems or the Assets as a result of any of the transactions contemplated by this Agreement or (iii) otherwise prevent or make illegal the consummation of any transactions contemplated by this Agreement.

                 9.1.3. The Contribution shall have been consummated and evidence thereof provided to Cox.

          9.2    Conditions to the Obligations of Transferee.  The obligations
                 -------------------------------------------
of each party in its capacity as Transferee to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver by such party in writing, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

                 9.2.1. All representations and warranties of the other party contained in this Agreement are, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, are true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date except for changes permitted or contemplated by this Agreement.

                 9.2.2. The other party in all material respects has performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by it at or prior to the Closing.

                 9.2.3. Between the date of this Agreement and the Closing Date, there shall have been no changes, events or conditions which have had a Material Adverse Effect or a System Material Adverse Effect on the Systems to be acquired by such party; provided, however, that the status of the Franchise granted by St. Bernard, Louisiana shall not be considered in determining a "System Material Adverse Effect" of the St. Bernard System for purposes of the condition precedent contained in this Section 9.2.3.

                 9.2.4. The other party has executed (or caused to be executed) and delivered to such party in its capacity as Transferee each of the following items with respect to the Assets to be acquired by such party:

                         (i) duly executed warranty bills of sale, motor vehicle titles, assignments and other transfer documents which shall be sufficient to vest good title to the Assets in the name of Transferee or its permitted assignees, free and clear of any Encumbrances other than Permitted Encumbrances;

                         (ii) a limited or special warranty deed in a form reasonably acceptable to such party in its capacity as Transferee (and complying with applicable state laws) with respect to each parcel of owned Real Property, duly executed and acknowledged and in recordable form, warranting good and marketable fee simple title to such Real Property against all persons claiming by, through or under the other party in its capacity as Transferor, subject only to Permitted Encumbrances, and in form sufficient to permit the title company to issue the title policy described in Section 7.6 to Transferee with respect to such Real Property;

                         (iii) an affidavit of the other party in its capacity as Transferor, under penalty of perjury, that such party is not a "foreign person" (as defined in the Foreign Investment in Real Property Tax Act and applicable regulations) and that Transferee is not required to withhold any portion of the consideration payable under this Agreement under the provisions of such Act; and

                         (iv) such other transfer instruments as such party in its capacity as Transferee may deem necessary or advisable to transfer the Assets to such party and to perfect such party's rights in the Assets.

                 9.2.5. Subject to Article 10 below, the other party has delivered to such party evidence, in form and substance satisfactory to such party as described in Section 7.5.1, that all of the Required Consents noted with an asterisk (*) on SCHEDULE 5.3 or SCHEDULE 6.3, as applicable, have been obtained or given and are in full force and effect.

                 9.2.6. As of Closing, the other party shall have no fewer than the number of Equivalent Billing Units in the aggregate indicated on SCHEDULE 9.2.6.

                 9.2.7. Where the Transferee is TCI, Cox shall have (i) paid the Cash Consideration required to be paid at the Closing to TCI, (ii) Cox shall have paid the Cash Consideration in full or in part to the seller of an Additional System and paid the remainder, if any, to TCI, or (iii) Cox shall have deposited the Cash Consideration into an escrow account as provided in
Section 3.4.

                 9.2.8. Where the Transferee is Cox, Transferee shall have received the opinion of TCI's General Counsel, dated the Closing Date, in the form set forth in Exhibit E.
                  ---------

                 9.2.9. Where the Transferee is TCI, L.P., Transferee shall have received the opinion of Dow, Lohnes & Albertson, counsel for Cox, dated the Closing Date, in the form set forth in Exhibit F.
                                       ---------

                 9.2.10. The other party has delivered releases, in form satisfactory to such party, of all Encumbrances affecting any of the Assets other than Permitted Encumbrances.

                 9.2.11. Such party has received the title insurance commitments described in Section 7.6.

                 9.2.12. The other party has delivered to such party the following: (i) a certificate, dated the Closing Date, signed by an executive officer of each of the entities comprising the other party, without personal liability, stating that to his or her knowledge, the conditions set forth in Sections 9.2.1 and 9.2.2 are satisfied; and (ii) the total number of Equivalent Billing Units for all of Transferor's Systems, estimated in good faith as of the Closing Date.

                 9.2.13. The other party has delivered to such party a certificate, dated as of the Closing Date, executed by the Secretary of each of the entities comprising the other party, without personal liability: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by such Transferor's Board of Directors and stockholders (if required), authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) certifying as to the incumbency of each signatory to this Agreement and any ancillary agreements executed by the other party.

                 9.2.14. The other party has executed and delivered a Noncompetition and Nonsolicitation Agreement.

                 9.2.15. The Quad Cities Rebuild shall have been completed and TCI, L.P. shall have received a certificate, dated on or before the Closing Date, executed by an officer of Cox, without personal liability, stating that the Quad Cities Rebuild has been completed.

          9.3.   Conditions to Obligations of Transferor.  The obligations of
                 ---------------------------------------
each party in its capacity as Transferor to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver by such party in writing to the extent permitted by applicable Legal Requirements at or prior to the Closing Date, of each of the following conditions:

                 9.3.1. All representations and warranties of the other party contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                 9.3.2. The other party in all material respects has performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by it at or prior to the Closing.

                 9.3.3. The other party has executed and delivered to such party in its capacity as Transferor an assumption agreement in the form set forth in Exhibit G.
         ---------

                 9.3.4. The other party has delivered to such party the following: (i) a certificate dated the Closing Date, signed by an executive officer of each of the entities comprising the other party without personal liability, stating that to his or her knowledge, the conditions set forth in Sections 9.3.1 and 9.3.2, are satisfied and (ii) such other documents as such party may reasonably request in connection with the transactions contemplated by this Agreement.

          9.4.   Waiver of Conditions.  Any party may waive in writing any or
                 --------------------
all of the conditions to its obligations under this Agreement.

      10. Primary and Secondary Transfers.
          -------------------------------

          10.1.  Primary Transfer.  In order to avoid the situation where the
                 ----------------
entire like-kind exchange of assets contemplated by this Agreement is delayed pending the receipt of a small number of Franchise Required Consents, the parties agree that if after 180 days following the date of this Agreement (i) the aggregate number of Equivalent Billing Units covered by TCI Franchises that either do not require consent or as to which Required Consents have been obtained shall equal 95% of the number of Equivalent Billing Units for each TCI System as indicated on
SCHEDULE 3.2.7; (ii) the aggregate number of Equivalent Billing Units covered by Cox Franchises that either do not require consent or as to which Required Consents have been obtained shall equal 95% of the number of Equivalent Billing Units for each Cox System as indicated on SCHEDULE 3.2.7; (iii) all conditions precedent to Closing contained in Article 9 (other than the condition contained in Section 9.2.5 as it relates to Franchise Required Consents) above have been satisfied or waived, and (iv) the franchise agreements for which consents are not obtained do not in the reasonable judgment of the party transferring such Franchise hereunder prohibit the actions contemplated by this Article 10, TCI, L.P. and Cox shall transfer, convey and assign (the "Primary Transfer") all of the TCI Assets and all of the Cox Assets, with the exception of those Franchises as to which Required Consents have not been obtained (such Franchises referred to herein as "Retained Franchises").

          10.2.  Subsequent Transfers.  Following the Primary Transfer the
                 --------------------
parties shall continue to use commercially reasonable efforts to obtain Required Consents for Retained Franchises. Within 10 Business Days of obtaining a Required Consent for a Retained Franchise, the Transferor shall assign and transfer such Retained Franchise to Transferee (a "Subsequent Transfer") free and clear of all Encumbrances other than Permitted Encumbrances.

          10.3.  Management Agreements.  Concurrent with the Primary Transfer,
                 ---------------------
each party retaining Retained Franchises shall enter into a management agreement substantially in the form of Exhibit H attached hereto (the "Management
                             ---------
Agreement") with respect to each area served by a Retained Franchise. The Management Agreement shall require the Transferee to manage that portion of the Service Area within the Retained Franchise and shall provide that Transferee shall bear the expenses relating to such operations and retain the revenues relating thereto, the net operating cash flow from those areas being Transferee's sole compensation for managing the Retained Franchise areas. The Management Agreement shall further provide that the Management Agreement shall no longer apply to a Retained Franchise upon a Subsequent Transfer thereof.

          10.4.  Construction. For purposes of the Primary Transfer, all
                 ------------
references in this Agreement to the Closing shall refer to the Primary Transfer and all references in this Agreement to the Closing Date shall refer to the date of the Primary Transfer and all provisions contained herein shall be applied with respect to the Assets and Systems conveyed in the Primary Transfer in the same manner as the exchange of all of the TCI Assets and Systems for all of the Cox Assets and Systems consummated simultaneously.

          10.5.  Cash Consideration.  In the event the Closing is consummated as
                 ------------------
contemplated by this Article 10, the Cash Consideration shall be adjusted in accordance with Section 3.2 and paid in full at the time of the Primary Transfer. For purposes of the Closing, the number of Equivalent Billing Units shall be determined and the calculation of the adjustment pursuant to Section
3.2.7 hereof shall be made at the time of the Primary Transfer, and such determination and such calculation shall take into account Equivalent Billing Units in Systems that are being transferred and Equivalent Billing Units in Systems that are being retained.

          10.6.  Termination of Management Agreement or Revocation of Retained
                 -------------------------------------------------------------
Franchise. If a Retained Franchise is revoked as a result of the Management
---------
Agreement or a court orders the termination of a Management Agreement anytime prior to the second anniversary of the Closing Date, the parties acknowledge that the Transferee providing cable service to the area covered by a Retained Franchise will suffer a loss, and the Transferor retaining the Retained Franchise shall compensate the Transferee for the fair value of such loss. The parties shall use their best efforts to determine the fair value represented by such loss. If a Retained Franchise is revoked or a court orders the termination of a Management Agreement on or after the second anniversary of the Closing Date, there shall be no compensation paid by the Transferor to the Transferee. The Transferor retaining a Retained Franchise shall be responsible for and bear the expense of defending any legal challenges alleging the premature, unlawful or invalid transfer of a Retained Franchise.

      11. Termination.
          -----------

          11.1.  Events of Termination.  This Agreement may be terminated and
                 ---------------------
the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

                 11.1.1. by the mutual written consent of the parties;

                 11.1.2. by any party, if the transactions contemplated by this Agreement to take place at the Closing have not been consummated by the first anniversary of this Agreement for any reason other than (i) a material breach or material default by such party in the performance of any of its obligations under this Agreement, or (ii) the failure of any representation or warranty of such party to be accurate in all material respects; or

                 11.1.3. by Transferee under the conditions described in Section
7.7 or Section 7.11.

          11.2.  Liabilities in Event of Termination.  The termination of this
                 -----------------------------------
Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, except that Transferee will have no liability in any event upon exercise of its right to terminate pursuant to Section 11.1.3.

          11.3.  Procedure Upon Termination.  In the event of the termination of
                 --------------------------
this Agreement by Transferee or Transferor pursuant to this Section 11, notice of such termination will promptly be given by the terminating party to the other.

      12. Survival; Indemnification.
          -------------------------

          12.1.  Survival of Representations and Warranties.  All
                 ------------------------------------------
representations and warranties contained in this Agreement and all covenants and agreements (which covenants and agreements by their terms are to be performed and completed prior to Closing) contained in this Agreement or in documents or instruments delivered pursuant hereto shall be deemed continuing representations, warranties, covenants and agreements, and shall survive the Closing Date for a period ending on the first anniversary of the Closing Date (the "Survival Period") unless a longer period of survival is otherwise provided for in this Agreement; provided, however, that the representations and warranties regarding tax and environmental matters contained in Sections 5.14, 5.16, 6.14 and 6.16 and the representations and warranties regarding ERISA, employment matters and copyright matters shall survive for the period of the applicable statute of limitations and the representations and warranties regarding title to the Assets contained in Sections 5.5, 5.6, 5.9, 6.5, 6.6, and
6.9 shall survive indefinitely. The written assertion of any claim by Transferor or Transferee against the other hereunder with respect to the breach or alleged breach of any representation, warranty, covenant or agreement shall extend the period during which such representation, warranty, covenant or agreement survives through the date such claim is conclusively resolved. The covenants and agreements contained in this Agreement or in documents or instruments delivered pursuant hereto which by their terms are to be performed after Closing shall survive the Closing and continue in effect in accordance with their terms.

          12.2   Indemnification by Transferor.  Each of TCI, L.P., and Cox in
                 -----------------------------
its capacity as Transferor will indemnify, defend and hold harmless the other party in its capacity as Transferee and its shareholders and its and their respective Affiliates, and the shareholders, partners, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against:

                 12.2.1. all losses, damages, liabilities, deficiencies or obligations of or to the other party in its capacity as Transferee or any such other indemnified Person resulting from or arising out of (i) any breach of any representation or warranty made by such party in its capacity as Transferor or by its Affiliates in this Agreement, (ii) any breach of any covenant, agreement or obligation of such party in its capacity as Transferor or of its Affiliates contained in this Agreement, (iii) any act or omission of such party in its capacity as Transferor or of its Affiliates with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the business and operations of the Systems, which act, omission, event or circumstance occurred or existed prior to the Closing Date, without regard to whether a claim with respect to such matter is asserted before or after the Closing Date, including any matter described on SCHEDULE 5.15 (TCI) or SCHEDULE
6.15 (Cox), (iv) any claimed violation by such party in its capacity as Transferor or by its Affiliates of any bulk transfer or fraudulent conveyance laws of any jurisdiction arising out of the transactions contemplated by this Agreement, (v) any Employee Plans or Compensation Arrangements of such party or its Affiliates; (vi) any act or omission of such party or its Affiliates which relates to "continuation coverage" (as defined in Section 7.3.2) or because the other party in its capacity as Transferee or its Affiliates is deemed to be a successor employer to such party or (vii) any other liabilities of such party or its Affiliates, including rate refund liability, that are not Assumed Liabilities; (viii) the presence, generation, removal or transportation of a Hazardous Substance on or from any of the Real Property of such party or its Affiliates prior to the Closing Date, including the costs of removal or clean-up of such Hazardous Substances and other compliance with the provisions of any Environmental Laws (whether before or after Closing) or (ix) any liability or obligation of such party in its capacity as Transferor or of its Affiliates with respect to the Systems to the extent not included in the Assumed Liabilities assumed by the other party in its capacity as Transferee; and

                 12.2.2. all claims, actions, suits, proceedings, demands, judgments, assessments, fines, refunds, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both clause (i) and under one or more of clauses (ii) through (vii) of Section 12.2.1, a party's right to pursue its claim in its capacity as Transferee under clauses (ii) through (ix), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (i).

          12.3.  Indemnification by Transferee.  Each of TCI, L.P., and Cox in
                 -----------------------------
its capacity as Transferee will indemnify, defend and hold harmless the other party in its capacity as Transferor and its and their respective Affiliates, and the shareholders, partners, directors, officers, employees, agents, successors and assigns of any such Persons, from and against:

                 12.3.1 all losses, damages, liabilities, deficiencies or obligations of or to the other party in its capacity as Transferor or any such other indemnified Person resulting from or arising out of (i) any breach of any representation or warranty, covenant, agreement or obligation of such party in its capacity as Transferee contained in this Agreement or (ii) the failure by such party in its capacity as Transferee to perform any of its obligations in respect of the Assumed Liabilities after Closing; and

                 12.3.2. all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both clause (i) and under clause (ii) of Section 12.3.1, a party's right to pursue its claim in its capacity as Transferor under clause (ii) will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (i).

          12.4.  Procedure for Indemnification.  The procedure for
                 -----------------------------
indemnification shall be as follows:

                 12.4.1. The party claiming indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten days after written notice of such action, suit or proceeding was given to Claimant; provided, however, that failure of the Claimant to give the Indemnifying Party notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure to give notice shall prejudice any defense or claim available to the Indemnifying Party.

                 12.4.2. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have 30 days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim subject to the terms and in accordance with the procedures set forth herein. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                 12.4.3. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                 12.4.4. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

          12.5.  Limitations on Liability.
                 ------------------------

                 12.5.1. Neither TCI, L.P. nor Cox shall be required to indemnify the other under Section 12.2.1(i) and 12.2.2 (to the extent it applies to 12.2.1(i)) in the case of TCI, L.P. or under Section 12.3.1(i) and 12.3.2, (to the extent it applies to 12.3.1(i)) in the case of Cox until the aggregate amount of Claimant's claims exceeds $500,000 (the "Threshold Amount"), and if such claims exceed the Threshold Amount, the party shall be entitled to recover all of its losses, including, without limitation, the amount of the Threshold Amount.

                 12.5.2. A party's liability under this Article 12 shall be limited to losses or damages not exceeding in the aggregate $50,000,000.

                 12.5.3. In the absence of fraud, the sole and exclusive remedy of any party for any misrepresentation or any breach of a warranty or covenant set forth in or made pursuant to this Agreement shall be a claim for indemnification under and pursuant to this Article 11; provided, that the foregoing limitation shall not apply to a claim by any party with respect to the failure of any other party to fulfill its obligations to consummate the transactions contemplated by this Agreement.

                 12.5.4. Notwithstanding the foregoing, the limitations contained in this Section 12.5 shall not apply to indemnification claims brought by Transferee relating to liabilities of Transferor (including, without limitation, rate refund liability) that are not Assumed Liabilities or to indemnification claims brought by TCI, L.P. or Cox against the other party alleging the failure by such party to perform any of its obligations in respect of the Assumed Liabilities.

          12.6.  Special Indemnification relating to the Additional System(s).
                 ------------------------------------------------------------
TCI shall indemnify Cox against all losses, damages, liabilities, deficiencies or obligations arising from any claims brought by seller of the Additional System or any other third party relating to the Additional System or the Additional System Agreement. The limitations set forth in Sections 12.1 and
12.5 hereto shall not apply to the obligation of TCI set forth in this Section 12.6.

          12.7.  Release of TCI Subsidiaries.  From and after the Closing Date,
                 ---------------------------
the TCI Subsidiaries shall be released, without further action on the part of any party hereto, from all liabilities and obligations under this Agreement.

     13.  Miscellaneous.
          -------------

          13.1.  Parties Obligated and Benefitted.  Subject to the limitations
                 --------------------------------
set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement except pursuant to the Contribution (but any assignment in connection with the Contribution shall not release the assignor from its obligations hereunder except as specified in Section 12.7).

          13.2.  Notices.  Any notice, request, demand, waiver or other
                 -------
communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

          If to TCI:

               c/o Tele-Communications, Inc.
               5619 DTC Parkway
               Englewood, Colorado  80111-3000
               Attn:  Ms. Carol E. O'Keeffe
               Fax: (303) 488-3219

               and

               Attn:  Legal Department
               c/o Tele-Communications, Inc.
               5619 DTC Parkway
               Englewood, Colorado  80111-3000

               Fax: (303) 488-3207



          With a copy to:

               Joanne Norris, Esq.
               Sherman & Howard, LLC
               First Interstate Tower North
               633 Seventeenth Street, Suite 3000
               Denver, Colorado  80202
               Fax:  (303) 298-0940

          If to Cox:

               c/o Cox Communications, Inc.
               1400 Lake Hearn Drive, N.E.
               Atlanta, Georgia  30319
               Attn:  Mr. John M. Dyer
               Fax: (404)  847-6336

          With a copy to:

               Stuart A. Sheldon, Esq.
               Dow, Lohnes & Albertson
               1200 New Hampshire Avenue, N.W.
               Suite 800
               Washington, D.C.  20036
               Fax: (202) 776-2222

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 13.2. All notices will be deemed to have been received on the date of delivery or on the third Business Day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

          13.3.  Right to Specific Performance; Remedies. The parties recognize
                 ---------------------------------------
that in the event a party hereto should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. The nonbreaching party shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, the breaching party hereby waives the defense that there is an adequate remedy at law. In the event of a breach or default which results in the filing of a lawsuit for damages, specific performance or other remedy, the nonbreaching party shall be entitled to reimbursement by the breaching party of reasonable legal fees and expenses actually incurred by the nonbreaching party.

          13.4.  Waiver.  This Agreement or any of its provisions may not be
                 ------
waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

          13.5.  Captions. The article and section captions of this Agreement
                 --------
are for convenience only and do not constitute a part of this Agreement.

          13.6.  Choice of Law.  This agreement and the rights of the parties
                 -------------
under it will be governed by and construed in all respects in accordance with the laws of the State of Delaware without regard to the conflicts of law principles of such State.

          13.7.  Terms.  Terms used with initial capital letters will have the
                 -----
meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

          13.8.  Rights Cumulative.  All rights and remedies of each of the
                 -----------------
parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

          13.9.  Further Actions.  Transferor and Transferee will execute and
                 ---------------
deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

          13.10. Time of the Essence.  Time is of the essence under this
                 -------------------
Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day that is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

          13.11. Late Payments.  If either party fails to pay the other any
                 -------------
amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by Bank of New York as its prime rate (the "Prime Rate") plus 3%, adjusted as and when changes in the Prime Rate are made.

          13.12. Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which will be deemed an original.

          13.13. Entire Agreement. This Agreement amends and restates the Asset
                 ----------------
Exchange Agreement dated August 16, 1996, to which the parties hereto are parties. With the exception of the Schedules referenced herein, this Agreement (including the Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understanding with respect to the subject matter, including the August 16, 1996 Asset Exchange Agreement. All references herein to the Schedules shall for all purposes be deemed to refer to the Schedules delivered with the Asset Exchange Agreement dated August 16, 1996, as updated and amended pursuant to Section 7.25, which Schedules, as amended, are incorporated in and constitute a part of this Agreement. This Agreement may not be amended or modified except by a writing signed by the parties.

          13.14. Severability.  Any term or provision of this Agreement which is
                 ------------
invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement; provided however that the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner that is materially adverse to any party affected by such invalidity or unenforceability.

          13.15. Construction.  This Agreement has been negotiated by Transferee
                 ------------
and Transferor and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     The parties have dated this Agreement as of the day and year first above written


                              HERITAGE CABLEVISION OF SOUTH EAST
                              MASSACHUSETTS, INC.


                              By: /s/ Stephen M. Brett
                                 ------------------------------
                              Name:   Stephen M. Brett
                              Title:  Vice President


                              HERITAGE CABLEVUE, INC.


                              By: /s/ Stephen M. Brett
                                 ------------------------------
                              Name:   Stephen M. Brett
                              Title:  Vice President


                              TCI CABLEVISION OF ST. BERNARD, INC.


                              By: /s/ Stephen M. Brett
                                 ------------------------------
                              Name:   Stephen M. Brett
                              Title:  Vice President


                              TCI OF COUNCIL BLUFFS, INC.


                              By: /s/ Stephen M. Brett
                                 ------------------------------
                              Name:   Stephen M. Brett
                              Title:  Vice President


                              TCI OF VIRGINIA, INC.


                              By: /s/ Stephen M. Brett
                                 ------------------------------
                              Name:   Stephen M. Brett
                              Title:  Vice President

                              UA-COLUMBIA CABLEVISION OF
                              MASSACHUSETTS, INC.


                              By: /s/ Stephen M. Brett
                                 ------------------------------
                              Name:   Stephen M. Brett
                              Title:  Vice President


                              UNITED CABLE TELEVISION OF SARPY
                              COUNTY, INC.


                              By: /s/ Stephen M. Brett
                                 ------------------------------
                              Name:   Stephen M. Brett
                              Title:  Vice President


                              UNITED CABLE TELEVISION OF
                              SCOTTSDALE, INC.


                              By: /s/ Stephen M. Brett
                                 ------------------------------
                              Name:   Stephen M. Brett
                              Title:  Vice President


                              TCI AMERICAN CABLE HOLDINGS, L.P.


                              By: /s/ Stephen M. Brett
                                 ------------------------------
                              Name:   Stephen M. Brett
                              Title:  Vice President


                              COXCOM, INC.


                              By: /s/ John M. Dyer
                                 ------------------------------
                              Name:   John M. Dyer
                              Title:  Vice President